Nicor Inc.
                                                                        Form S-8
                                                                    Exhibit 4.02












                         NICOR COMPANIES
                    SAVINGS INVESTMENT PLAN
                (As Amended and Restated Effective
          as of January 1, 2001 Through Fifth Amendment)

























                            Mayer, Brown, Rowe & Maw
                                     Chicago



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                          NORTHERN ILLINOIS GAS COMPANY

                                   Certificate


      I, Alexander Allison, Assistant Secretary and Attorney of NORTHERN ILLINOIS GAS COMPANY (doing business as Nicor Gas Company), having in my custody and possession the corporate records and seal of said corporation, do hereby certify that attached hereto is a true and correct copy of NICOR COMPANIES SAVINGS INVESTMENT PLAN, as amended and restated effective as of January 1, 2001.

      WITNESS my hand and the corporate seal of the corporation this 25 day of February, 2002.


                               /s/ Alexander C. Allison
                               ------------------------
                                   As Aforesaid
                                      (Seal)

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        ACTIONS OF OFFICER OF NORTHERN ILLINOIS GAS COMPANY
        ---------------------------------------------------

   WHEREAS, Northern Illinois Gas Company (doing business as Nicor Gas Company) (the "Company") maintains Nicor Companies Savings Investment Plan (previously known as Nicor Gas Savings Investment Plan (the "SIP")), Nicor Gas Thrift Plan (the "Thrift Plan"), Nicor Companies Retirement Plan (previously known as the Nicor Gas Retirement Plan (the "Retirement Plan")) and Nicor Gas Pension Plan (the "Pension Plan");

   WHEREAS, certain amendments to the SIP, Thrift Plan, Retirement Plan and Pension Plan were considered desirable to reflect changes in law and administration;

   NOW, THEREFORE, pursuant to the authority granted to the officers of the Company by action of its Board of Directors adopted on March 10, 1982, the SIP, as amended and restated effective as of January 1, 2001, the Thrift Plan, as amended and restated effective as of January 1, 2001, the Retirement Plan, as amended and restated effective as of January 1, 2001, and the Pension Plan, as amended and restated effective as of January 1, 2001, are each hereby adopted in the forms attached hereto.



Date:  February 25, 2002            NORTHERN ILLINOIS GAS COMPANY

                                    By:  Claudia J. Collalillo

                                    Its:  Vice President Human Resources and
                                          Corporate Communications


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                                TABLE OF CONTENTS

SECTION 1    General..............................................1

      1.1. History, Purpose and Effective Date....................1

      1.2. Plan Administration, Trust Agreement...................1

      1.3. Plan Year..............................................1

      1.4. Applicable Laws........................................1

      1.5. Form of Election.......................................2

      1.6. Gender and Number......................................2

      1.7. Notices................................................2

      1.8. Evidence...............................................2

      1.9. Action by Employers....................................2

      1.10.Accounting Date........................................2

      1.11.Affiliate..............................................2

      1.12.Plan Supplements.......................................2

      1.13.Profit Sharing Plan and ESOP...........................2

SECTION 2    Participation........................................3

      2.1. Participants...........................................3

      2.2. Participation Not Contract of Employment...............3

      2.3. Restricted Participation...............................3

      2.4. Leased Employees.......................................4

      2.5. Compliance with Veterans' Laws.........................4

SECTION 3    Periods of Service...................................5

      3.1. Year of Service........................................5

      3.2. One Year Break in Service..............................5

SECTION 4    Plan Contributions...................................6

      4.1. Employee Tax-deferred Contributions....................6

      4.2. Employee After-tax Contributions.......................6

      4.3. Employer Matched Contributions.........................6

      4.4. Employer Profit Sharing Contributions..................7

      4.5. Compensation...........................................7

      4.6. Election to Vary or Suspend Contributions..............7

      4.7. Automatic Suspension of and Limitation on
           Contributions..........................................8

      4.8. Limitations on Contributions...........................8

      4.9. Reduction for Forfeitures..............................8

      4.10.Payment of Contributions...............................8

      4.11.Rollover Contributions.................................9

      4.12.Transfers From Thrift Plan.............................9

SECTION 5    Participants' Accounts...............................9

SECTION 6 The Trust Fund, Investment Fundsand Investment
             Elections ..........................................11

      6.1. The Investment Funds..................................11

      6.2. Investment Elections..................................11

      6.3. Transfers Among Investment Funds......................12

SECTION 7    Plan Accounting.....................................12

      7.1. Adjustment of Investment Funds........................13

      7.2. Deduction, Crediting and Allocation of
           Contributions.........................................13

      7.3. Statement of Plan Interest............................13

SECTION 8    Limitation On Amount Credited to Participants.......13

      8.1. Reduction of Contribution Rates.......................14

      8.2. Compensation for Limitation/Testing Purposes..........14

      8.3. Limitations on Annual Additions.......................14

      8.4. Adjustment For Related Defined Contribution Plans.....15

      8.5. Reduction of Contributions............................15

      8.6. Disposition of Excess Annual Additions................16

      8.7. Allocation Among Employers............................16

      8.8. Limitations Under Code Section 402(g).................17

      8.9. Code Section 401(k)(3) Testing........................17

      8.10.Correction of Section 401(k) Excess...................18

      8.11.Code Section 401(m)(2) Testing........................19

      8.12.Correction of Section 401(m) Excess...................20

      8.13.Multiple Use of Alternative Limitation................21

      8.14.Highly Compensated Employee...........................21

      8.15.Separate Testing of ESOP and Non-ESOP Portion of
           the Plan..............................................21

SECTION 9    Termination Dates...................................23

SECTION 10   Distributions.......................................23

      10.1.Fully Vested Benefits.................................23

      10.2.Benefits on Non-Vested Resignation or Dismissal.......23

      10.3.Restoration of Forfeitures............................24

      10.4.Manner of Payment.....................................25

      10.5.Payment in and Waiver of Joint and Survivor
           Annuity Form and Single Life Annuity Form.............25

      10.6.Payment in Form of Pre-Retirement Surviving Spouse
           Annuity...............................................26

      10.7.Election Information..................................26

      10.8.Commencement of Benefits..............................27

      10.9.Compliance With Section 401(a)(9) of the Code.........29

      10.10.Assets to be Distributed.............................29

      10.11.Designation of Beneficiary...........................29

      10.12.Interests Not Transferable...........................30

      10.13.Application of Forfeitures...........................31

      10.14.Distributions to Persons Under Disability............31

      10.15.Absence of Guaranty..................................31

      10.16.Missing Participants or Beneficiaries................31

      10.17.Spousal Consent......................................31

      10.18.Distribution and Withdrawal Elections................32

      10.19.Direct Rollover to an Eligible Retirement Plan.......33

      10.20.Distribution Only Upon Separation From Service.......33

      10.21.Transfers to Thrift Plan.............................33

SECTION 11   Withdrawals and Loans...............................34

      11.1.Pre-Termination Withdrawals From Employee
           After-tax Account.....................................34

      11.2.Pre-Termination Withdrawals From Employee
           Tax-deferred Account..................................34

      11.3.Hardship..............................................34

      11.4.Loans.................................................35

      11.5.Partial Withdrawals...................................37

      11.6.Order of Pre-Termination Withdrawals From Accounts....38

      11.7.Order of Post-Termination Withdrawals From Accounts...38

      11.8.Order of Withdrawal From Investment Funds.............38

      11.9.No Make-up of Withdrawals.............................38

SECTION 12   Nicor Stock.........................................39

      12.1.Purchase of Nicor Stock...............................39

      12.2.Voting Nicor Stock....................................39

SECTION 13   The Committee.......................................39

      13.1.Membership............................................39

      13.2.Rights, Powers and Duties.............................39

      13.3.Information to be Furnished to Committee..............40

      13.4.Committee's Decision Final............................40

      13.5.Remuneration and Expenses.............................40

      13.6.Indemnification of the Committee......................40

      13.7.Exercise of Committee's Duties........................40

      13.8.Resignation or Removal of Committee Member............41

      13.9.Appointment of Successor Committee Members............41

      13.10.Interested Committee Member..........................41

SECTION 14   Amendment and Termination...........................41

      14.1.Amendment.............................................41

      14.2.Termination...........................................41

      14.3.Merger and Consolidation of Plan, Transfer of Plan
           Assets................................................42

      14.4.Vesting and Distribution on Termination and
           Partial Termination...................................42

      14.5.Notice of Amendment, Termination or Partial
           Termination...........................................42


SUPPLEMENT A....................................................A-1
SUPPLEMENT B....................................................B-1

FIRST AMENDMENT OF NICOR COMPANIES SAVINGS INVESTMENT PLAN SECOND AMENDMENT OF NICOR COMPANIES SAVINGS INVESTMENT PLAN THIRD AMENDMENT OF NICOR COMPANIES SAVINGS INVESTMENT PLAN FOURTH AMENDMENT OF NICOR COMPANIES SAVINGS INVESTEMENT PLAN FIFTH AMENDMENT OF NICOR COMPANIES SAVINGS INVESTMENT PLAN

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                 NICOR COMPANIES SAVINGS INVESTMENT PLAN
                  (As Amended and Restated Effective
                         as of January 1, 2001)

SECTION 1.

                                     General

1.1. History, Purpose and Effective Date. Northern Illinois Gas Company (doing business as Nicor Gas Company (the "company")) previously established the NI-Gas SAVINGS INVESTMENT PLAN (the "plan") to promote the mutual interest of the employers (as defined below) and their eligible employees by providing such employees with an opportunity to supplement their retirement income through a systematic savings program and to acquire an equity interest in the company's business, and by providing the employers and their eligible employees with the tax and other benefits provided under applicable laws to employee stock ownership plans. Effective as of January 1, 2001, the name of the plan was changed to "Nicor Companies Savings Investment Plan". The following provisions constitute an amendment, restatement and continuation of the plan as in effect immediately prior to January 1, 2001, the "effective date" of the plan as set forth herein. The company and any affiliate (as defined in subsection 1.11) which, with the consent of the company, adopts the plan are sometimes referred to below collectively as the "employers" and individually as an "employer." The plan is intended to qualify as a profit-sharing plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "code") and as a qualified cash or deferred arrangement under section 401(k) of the code.

1.2. Plan Administration, Trust Agreement. The authority to control and manage the operation and administration of the plan shall continue to be vested in a committee as described in Section 13. Except as otherwise specifically provided in Section 13, the company shall have the rights, duties and obligations of the plan "administrator" as described in section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and of a "plan administrator" as that term is defined in section 414(g) of the code. The funds contributed by the employers and participants under the plan will continue to be held and invested until distributed by a trustee (the "trustee") acting under a trust which forms a part of the plan. The terms of the trust are set forth in a trust agreement known as Nicor Gas Savings Investment and Thrift Trust between the trustee and the company. On and after the effective date, the company may appoint an additional trustee or trustees to hold and invest any portion of the trust fund in accordance with the provisions of other trust agreements which, when executed, will form a part of the plan. Copies of the trust agreement and the plan are filed at the general office of each employer where they may be examined by any eligible employee or participant. The provisions of and benefits under the plan are subject to the terms and provisions of the trust agreement.

1.3. Plan Year. The term "plan year" means the calendar year.

1.4. Applicable Laws. The laws of Illinois shall be the controlling state law in all matters relating to the plan and shall be applicable to the extent that they are not preempted by the laws of the United States of America.

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1.5. Form of Election. Each election, request or direction permitted to be made by any participant or other person entitled to benefits under the plan, and any permitted modification or revocation thereof, shall be filed with the committee in such form and at such times as the committee may require.

1.6. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the plural shall include the singular, and words in the singular shall include the plural.

1.7. Notices. Notices and documents relating to the plan to be filed with the committee may be delivered, or mailed by registered mail, postage prepaid, to the committee, in care of the company, at its principal administrative office. Any notice required under the plan may be waived by the person entitled to notice.

1.8. Evidence. Evidence required of anyone under the plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

1.9. Action by Employers. Any action required or permitted to be taken by any employer that is a corporation shall be by resolution of its board of directors, or by a duly authorized officer of the employer. Any action required or permitted to be taken by any employer that is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

1.10. Accounting Date. The term "accounting date" means each business day.

1.11. Affiliate. The term "affiliate" means any corporation, trade or business during any period that it is, along with any employer, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in sections 414(b) and (c), respectively, of the code).

1.12. Plan Supplements. The provisions of the plan as applied to an employer or to any group of employees of any employer may, with the consent of the company, be modified or supplemented from time to time by the adoption of one or more supplements. Each supplement shall form a part of the plan as of the supplement's effective date. In the event of any inconsistency between a supplement and the plan document, the terms of the supplement shall govern.

1.13. Profit Sharing Plan and ESOP. The plan shall consist of a profit sharing plan which is intended to qualify under section 401(a) of the code (referred to herein as the "non-ESOP portion of the plan"), and an employee stock ownership plan (referred to herein as the "ESOP") which is intended to qualify as a stock bonus plan under section 401(a) of the code and as an employee stock ownership plan under section 4975(e)(7) of the code. The ESOP shall consist of the portion of the plan which, as of that date, is invested in the Nicor Stock Fund described in Section 6. The assets of the ESOP shall be invested primarily in shares of the common stock of Nicor Inc. ("Nicor stock") which qualify as employer securities within the meaning of section 409(l) of the code. Both the ESOP and the non-ESOP portion of the plan include a qualified cash or deferred arrangement within the meaning of section 401(k) of the

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code and the non-ESOP portion of the plan also consists of a profit sharing component which is not a cash or deferred arrangement. Both the ESOP and the non-ESOP portion of the plan are intended to constitute a single plan under Treas. Reg. Section 1.414(l)-1(b)(1).

SECTION 2.

                                  Participation

2.1. Participants. Each employee of the employers who was a "participant" in the plan as of December 31, 2000 will continue as such on and after January 1, 2001, subject to the conditions and limitations of the plan. Subject to the conditions and limitations of the plan, each other employee of the employers will become a "participant" in the plan on January 1, 2001 or the first day of the first pay period thereafter on which he meets the following requirements:

(a)        he has attained age 18 years; and

(b) he is employed as a member of a group of employees to which the plan has been and continues to be extended, either by the unilateral action of his employer in the case of an employee who is not covered by a collective bargaining agreement or through a currently effective collective bargaining agreement between his employer and the collective bargaining representative of the group of employees of which he is a member.

In addition, each employee of the employers who begins employment with an employer or an affiliate on or after January 1, 1999, who satisfies the requirements of paragraphs 2.1(a) and (b) and who completes at least one year of service (as defined in subsection 3.1) will become a "participant" in the plan with respect to employer profit sharing contributions (as described in subsection 4.4) on the first day of the first pay period after he satisfies the foregoing requirements. Individuals who are participants in the plan with respect to employer profit sharing contributions are sometimes referred to herein as "profit sharing participants". Notwithstanding any provision of the plan to the contrary, individuals who are not treated as common law employees by an employer on its payroll records are excluded from plan participation even if it is later determined (whether by judicial or administrative action or otherwise) that such individual is or was a common law employee of an employer.

2.2. Participation Not Contract of Employment. The plan does not constitute a contract of employment, and participation in the plan will not give any employee the right to be retained in the employ of any employer or any right or claim to any benefit under the terms of the plan unless such right or claim has specifically accrued under the terms of the plan.

2.3. Restricted Participation. When distribution of part or all of the benefits to which a participant is entitled under the plan is deferred beyond or cannot be made until after his termination date (as described in Section 9), or, subject to the provisions of subsection 10.21, during any period that a participant continues in the employ of an employer or an affiliate but fails to meet the requirements of paragraph 2.1(b), or during any period for which employee tax-deferred contributions (as described in subsection 4.1), employee after-tax contributions (as described in subsection 4.2) or employer profit sharing contributions are not made with respect

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           to the participant, the participant, or in the event of his death, his beneficiary, will be considered and treated as a participant for all purposes of the plan except as follows:

(a) no contributions will be credited to his accounts (as described in Section 5) for any period that the participant continues in the employ of the employers but fails to meet the requirements of paragraph 2.1(b) or after his termination date;

(b) if a participant has elected distribution of his account balance in a lump sum, his accounts shall not be adjusted in accordance with the provisions of subsection 7.1 after his distribution date (as defined in subsection 10.1); and

(c) a participant whose termination date has occurred and whose account balances have not yet been distributed may not make a withdrawal in accordance with the provisions of Section 11 except as otherwise specifically provided in subsection 11.5.

2.4. Leased Employees. If, pursuant to one or more agreements between an employer or affiliate and one or more leasing organizations (within the meaning of section 414(n) of the code), a person provides services to the employer or affiliate, in a capacity other than as an employee, on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of an employer or affiliate, such person shall be a "leased employee". Leased employees shall not be eligible to participate in this plan or in any other plan maintained by the employer or affiliate which is qualified under section 401(a) of the code. A leased employee shall be treated as if the services performed by him in such capacity (including service performed during such initial one-year period) were performed by him as an employee of an affiliate which has not adopted the plan; provided, however, that no such service shall be credited:

(a) for any period during which not more than 20% of the non-highly compensated workforce of the employers and the affiliates consists of leased employees and the leased employee is a participant in a money purchase pension plan maintained by the leasing organization which (i) provides for a nonintegrated employer contribution of at least 10 percent of compensation,
           (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the code; or

(b) for any other period unless the leased employee provides satisfactory evidence to the employer or affiliate that he meets all of the conditions of this subsection 2.4 and applicable law required for treatment as a leased employee.

For purposes of paragraph (a) above, "highly compensated" shall have the meaning set forth in subsection 8.14.

2.5. Compliance with Veterans' Laws. Notwithstanding any other provision of this plan to the contrary, for reemployments occurring on or after December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the code.

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SECTION 3.

                               Periods of Service

3.1. Year of Service. An employee's or participant's years of service as at any date equals the year or years and any portion thereof elapsed since his initial date of hire by an employer or affiliate subject to the following:

(a) An employee's or participant's number of years of service, and portion thereof, for the period prior to the effective date shall be equal to his number of years of service, and any portion thereof, if any, determined under the provisions of the plan as in effect on December 31, 2000.

(b) If an employee's or participant's employment with the employers and affiliates is terminated and he incurs a one year break in service (as defined in subsection 3.2), he shall not be credited with service for the period between the date of his termination and the date, if any, of his reemployment by any employer or affiliate.

(c) For purposes of determining whether a participant has a nonforfeitable interest in his employer contribution subaccounts (as defined in Section 5) accrued prior to the date he incurs five consecutive one year breaks in service (or prior to the date he incurs a one year break in service, if it is incurred before January 1,
           1985), a participant's number of years of service accrued after such five consecutive one year breaks in service (or, if the break in service was incurred before January 1, 1985, such one year break in service) shall be disregarded.

3.2. One Year Break in Service. The term "one year break in service" means, with respect to any employee or participant, the 12-consecutive-month period commencing on the date of his termination of employment with the employers and affiliates if he is not reemployed by an employer or affiliate during that period. Notwithstanding the preceding sentence, solely for purposes of determining whether a one year break in service has occurred, an employee or participant who is absent from service on account of a maternity or paternity absence (as defined below) that extends beyond the first anniversary of the date such absence began shall be deemed to have terminated employment with the employers and affiliates on the later of (i) his termination date, or (ii) the second anniversary of the date on which such absence began. The term "maternity or paternity absence" means an employee's or participant's absence from work that commences on or after January 1, 1985 because of the pregnancy of the individual, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of a child by such individual, or for purposes of caring for the child by such person immediately following such birth or placement. The committee may require the individual to furnish such information as the committee considers necessary to establish that the individual's absence was for one of the reasons specified above.

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SECTION 4.

                               Plan Contributions

4.1. Employee Tax-deferred Contributions. Subject to the following provisions of this Section 4 and Section 8, each employer, out of its current or accumulated profits (as determined in accordance with recognized accounting principles and practices), shall contribute to the trustee, in cash, on behalf of each participant for whom a tax deferral election is in effect as to any pay period, an amount, referred to herein as an "employee tax-deferred contribution", which is equal to the amount by which the compensation (as defined in subsection 4.5) otherwise payable to the participant during that pay period by the employer has been reduced pursuant to the terms of a tax deferral election. For purposes of the plan, the term "tax deferral election" means an election by an employee to have the amount of the compensation that would otherwise be payable to him for each pay period during the period in which the election is in effect reduced by an amount that is not less than 1 percent and not more than 12 percent (or such other percent as the committee shall decide and, in all cases, in multiples of one percent). The plan provisions relating to certain limitations on employee after-tax contributions are set forth in subsection 4.2. Employee tax-deferred contributions shall be paid to the trustee in accordance with subsection 4.10.

4.2. Employee After-tax Contributions. Subject to the following provisions of this Section 4 and Section 8, a participant may elect to contribute for any pay period, in cash, an amount, hereafter referred to as an "employee after-tax contribution", that is not less than l percent and not more than 7 percent of his compensation for that pay period (or such other percent as the committee shall decide and, in all cases, in multiples of one percent). The plan provisions relating to certain limitations on employee tax-deferred contributions are set forth in subsection 4.1. A participant's employee after-tax contributions, if any, shall be made by regular payroll deductions from his compensation and shall be paid to the trustee in accordance with subsection 4.10.

4.3. Employer Matched Contributions. Subject to the following provisions of this Section 4 and Section 8, each employer, other than Nicor Home Services, Inc. ("NHS"), out of its current or accumulated profits (as determined in accordance with recognized accounting principles and practices), shall contribute to the trustee, in cash, on behalf of each participant for whom a tax deferral election is in effect for any pay period or who has elected to make employee after-tax contributions for any pay period, an amount, referred to herein as an "employer matched contribution", equal to:

(a) 100 percent of the employee tax-deferred contributions and employee after-tax contributions made by or on behalf of the participant for that pay period that do not exceed 3 percent of the participant's compensation for that pay period; plus

(b) 75 percent of the employee tax-deferred contributions and employee after-tax contributions made by or on behalf of the participant for that pay period that exceed 3 percent of the participant's compensation for the pay period but which do not exceed 6 percent of the participant's compensation for that pay period.

Subject to the following provisions of this Section 4 and Section 8, NHS, out of its current or accumulated profits (as determined in accordance with recognized accounting principles and practices), shall contribute to the trustee, in cash, on behalf of each participant who is employed by NHS for any pay period and for whom a tax deferral election is in effect for such pay period or who has elected to make employee after-tax contributions for such pay period, an amount, referred to herein as an "employer matched contribution", equal to 50 percent of the employee tax-deferred contributions and employee after-tax contributions made by or on behalf of the participant for that pay period that do not exceed 6 percent of the participant's compensation for that pay period. Notwithstanding any other provision of the plan, employer matched contributions shall first be made with respect to employee tax-deferred contributions before any employer matched contributions are made with respect to employee after-tax contributions. Employer matched contributions shall be paid to the trustee in accordance with subsection 4.10.

4.4. Employer Profit Sharing Contributions. Subject to the following provisions of this Section 4 and Section 8, the company, out of its current or accumulated profits, shall make an "employer profit sharing contribution" to the plan for each plan year in an amount, if any, determined by the company in its sole discretion. Each other employer shall make an employer profit sharing contribution for the same plan year on behalf of each participant entitled to an allocation in accordance with subsection 7.2, in an amount equal to the contribution made by the company, expressed as a percentage of compensation. Employer profit sharing contributions shall be paid to the trustee in accordance with subsection 4.10 and shall be allocated to the accounts of profit sharing participants in accordance with subsection 7.2.

4.5. Compensation. For purposes of the plan, a participant's "compensation" for any period means the regular basic cash remuneration paid to him for such period by reason of his employment with the employers as a participant, excluding bonuses, overtime pay, and all other remuneration of any kind including, but not limited to pre-paid salary increase advances and lump sum raise payments, and including vacation pay, reductions made in accordance with the provisions of subsection 4.1, reductions made pursuant to section 125 of the code, including under any tax exempt premium plan in which the employee participates, and reductions made pursuant to section 132(f)(4) of the code; provided, however, that the compensation of any participant for any plan year shall be disregarded to the extent that it exceeds $160,000 (adjusted in accordance with section 401(a)(17) of the code), taking into account any proration of such amount as may be required under applicable Treasury regulations on account of a short plan year. Notwithstanding the foregoing, the "compensation" as applied to any participant who is employed by NHS shall mean, for any period prior to March 1, 2002, the total cash remuneration paid to him for such period by reason of his employment with NHS (not in excess of the limitations imposed by section 401(a)(17) of the code), including reductions made in accordance with the provisions of subsection 4.1, reductions made pursuant to section 125 of the code, including under any tax exempt premium plan in which the employee participates, and reductions made pursuant to section 132(f)(4) of the code.

4.6. Election to Vary or Suspend Contributions. A participant may elect to have his employer change the rate of employee tax-deferred contributions being made by that employer on his behalf, or elect to change his employee after-tax contribution rate in accordance with uniform rules established by the committee. A participant may elect to have his employer suspend employee tax-deferred contributions being made by that employer on his behalf, or may elect to suspend making his employee after-tax contributions, in accordance with uniform rules established by the committee. Notwithstanding the foregoing provisions of this subsection 4.6, no change to or suspension of contributions shall be applied retroactively and all changes to elections (including suspensions of contributions) shall be effective as soon as administratively feasible after the date elected by the participant.

4.7. Automatic Suspension of and Limitation on Contributions. The provisions of the plan requiring the contribution of employee tax-deferred contributions under a tax deferral election by a participant, permitting a participant to make employee after-tax contributions or requiring an employer to make an employer profit sharing contribution on behalf of a profit sharing participant shall be without effect as to:

(a) any period during which the participant fails to meet the requirements of paragraph 2.1(b); and

(b) the amount of any employee tax-deferred contributions, employee after-tax contributions or employer profit sharing contributions otherwise payable to the plan on behalf of a participant which could not be credited to that participant's accounts because of the provisions of Section 8.

4.8. Limitations on Contributions. In no event will an employer's employee tax-deferred contributions, employer matched contributions and employer profit sharing contributions under the plan for any plan year exceed an amount equal to the lesser of (a) the maximum amount deductible on account thereof by the employer for that plan year as an expense for federal income tax purposes, after taking into account amounts contributed in accordance with subsection 10.3, or (b) the amount that, together with any forfeitures arising under the plan during the year which are attributable to that employer's contributions, can be credited for that plan year in accordance with
           Section 8.

4.9. Reduction for Forfeitures. Forfeitures arising under the plan which are attributable to prior contributions by an employer shall be considered contributions to the plan by that employer and shall be applied to reduce the amount of contributions otherwise required by that employer under this Section 4.

4.10. Payment of Contributions. The employee tax-deferred contributions and employee after-tax contributions with respect to any participant shall be paid to the trustee by the employers on the earliest date on which such contributions can reasonably be segregated from the employers' general assets, which date shall be no later than the 15th business day of the month following the month (a) in which such amounts are received by the employer (in the case of amounts paid to an employer by a participant), or (b) such amounts would otherwise have been payable to the participant (in the case of amounts withheld by an employer from a participant's wages), or, in either case, such other date permitted by law. Each employer's employer matched contributions and employer profit sharing contributions under the plan for any plan year shall be paid to the trustee, without interest, no later than the time prescribed by law for filing the employer's federal income tax return, including any extensions thereof.

4.11. Rollover Contributions. An employee who satisfies the requirements of subsection 2.1 of the plan and who is actively employed by an employer and any participant who is actively employed by an employer or an affiliate may, with the consent of the committee, make a rollover contribution (as defined below) to the trustee of the plan. The term "rollover contribution" means:

(a) a cash contribution to the plan by the participant of amounts distributed from a qualified plan described in section 401(a) of the code (or distributed from an individual retirement account and constituting a "rollover contribution" as described in section 408(d)(3) of the code) and made within 60 days of receipt of such amount; or

(b) a cash payment made to the plan by another qualified plan described in section 401(a) of the code as a direct rollover (as contemplated by section 401(a)(31) of the code) on behalf of and at the direction of the participant, provided such distributed or directly rolled over amounts are permitted to be rolled over to a qualified plan under the applicable provisions of the code as then in effect. The committee may request from the participant such documents as it considers necessary or desirable to establish that the rollover contribution satisfies the foregoing requirements. The portion of a participant's interest under the plan which is attributable to his rollover contributions shall be fully vested and nonforfeitable at all times. An employee who has made a rollover contribution but who is not a participant in the plan will be treated as a participant solely with respect to the amounts credited to his rollover account under the plan (as described in Section 5).

4.12. Transfers From Thrift Plan. If an employee of an employer ceases to satisfy the eligibility requirements of the Nicor Gas Thrift Plan (the "thrift plan") because he is no longer employed as a member of a group of employees to which the thrift plan has been extended and continues to be extended through a currently effective collective bargaining agreement between his employer and the collective bargaining representative of the group of employees of which he is a member and the employee:

(a)        continues to be employed by an employer or an affiliate; and

(b) coincident with his cessation of eligibility for the thrift plan, he satisfies the provisions of subsection 2.1 of the plan;

then his account balances under the thrift plan, determined as of the accounting date coincident with or next following the date described in paragraph (a) next above, shall be transferred as soon as practicable thereafter to the corresponding accounts under the plan and, for periods thereafter, he shall cease to be a participant in the thrift plan and shall be a participant in this plan, subject to the terms and conditions of the plan. Amounts transferred to the plan pursuant to this subsection 4.12 shall not be considered annual additions for purposes of Section 8.

SECTION 5.

                             Participants' Accounts

      The committee will maintain the following accounts, which accounts shall be adjusted from time to time as required by subsection 7.1:

(a) An "employee tax-deferred account" in the name of each participant for whom employee tax-deferred contributions or employer matched contributions attributable thereto, were made under the plan or for whom amounts were transferred to the plan from his employee tax-deferred account under the thrift plan, which account will consist of the following three subaccounts, to the extent applicable:

      (i) a subaccount known as the "employee tax-deferred contribution subaccount", which subaccount shall reflect the amount of the employee tax-deferred contributions made by the employers on his behalf, and amounts transferred from his employee tax-deferred contribution subaccount under the thrift plan, and the income, losses, appreciation and depreciation attributable thereto;

     (ii) a subaccount known as the "tax-deferred employer matched contribution subaccount", which subaccount shall reflect the amount of the employer matched contributions made by the employers on his behalf under the plan which are attributable to his employee tax-deferred contributions and amounts transferred from his tax-deferred employer matched contribution subaccount under the thrift plan, and the income, losses, appreciation and depreciation attributable thereto; and

    (iii) a subaccount known as the "rollover account", which subaccount shall reflect the amount of rollover contributions made by the participant under the plan, and the income, losses, appreciation and depreciation attributable thereto.

(b) An "employee after-tax account" in the name of each participant who made employee after-tax contributions under the plan or for whom employer matched contributions attributable thereto were made under the plan or for whom amounts were transferred to the plan from his employee after-tax account under the thrift plan, which account will consist of the following two subaccounts, to the extent applicable:

     (i) a subaccount known as the "employee after-tax contribution subaccount", which subaccount will reflect the amount of the employee after-tax contributions made by the participant in accordance with the terms of the plan and amounts transferred from his employee after-tax contribution subaccount under the thrift plan, and the income, losses, appreciation and depreciation attributable thereto; and

    (ii) a subaccount known as the "employee after-tax employer matched contribution subaccount", which subaccount will reflect the amount of the employer matched contributions made by the employer in accordance with the terms of the plan that are attributable to his employee after-tax contributions and amounts transferred from his employee after-tax employer matched contribution subaccount under the thrift plan, and the income, losses, appreciation and depreciation attributable thereto.

(c) A "profit sharing account" in the name of each profit sharing participant, which account shall reflect his share of employer profit sharing contributions, and the income, losses, appreciation and depreciation attributable thereto.

Reference to a participant's "accounts" means his employee tax-deferred account, his employee after-tax account and his employer profit sharing account. Reference to the "balance" in any account maintained in the name of a participant means the aggregate of the balances in the investment funds (as described in subsection 6.1) established for the investment of participants' accounts. Reference to a participant's "employee contribution subaccounts" means his employee tax-deferred contribution subaccount, his employee after-tax contribution subaccount and his rollover subaccount and reference to a participant's "employer contribution subaccounts" means his tax-deferred employer matched contribution subaccount, his employee after-tax employer matched contribution subaccount and his profit sharing account.

SECTION 6.

                       The Trust Fund, Investment Funds
                            and Investment Elections

6.1. The Investment Funds. The committee may, from time to time, cause one or more "investment funds" to be established under the Trust for the investment of participants' accounts, which investment funds shall include:

(a) a "Loan Fund" which shall consist only of loans to participants in accordance with subsection 11.4; and

(b) a "Nicor Stock Fund" which shall be invested primarily in shares of common stock of Nicor Inc.

Unless a participant elects otherwise in accordance with subsection 6.2 or 6.3, no change shall be made in the investment of a participant's accounts merely because of a change or addition of investment funds. The committee may, from time to time, eliminate or add investment funds or may make any changes to investment funds as it deems appropriate. Pending more permanent investment of available funds, or to accommodate cash flow needs, the trustee may retain any reasonable portion of an investment fund in cash, short-term government obligations or commercial paper.

6.2. Investment Elections. Contributions made with respect to any participant and amounts transferred to the plan from the thrift plan on behalf of any participant shall be invested in accordance with the following provisions of this subsection 6.2:

(a) Each participant may prospectively specify separately the percentages (in multiples of 1 percent or such other amount specified from time to time by the committee) of his tax-deferred, employee after-tax contributions and employer profit sharing contributions that are to be invested in each of the investment funds.

(b) A participant may prospectively change his investment direction effective as of the first day of the first pay period or such other dates permitted by the committee.

(c) The employer matched contributions that are made with respect to a participant and credited to his employee tax-deferred account shall be invested in the investment funds in the same direction as are his employee tax-deferred contributions.

(d) The employer matched contributions that are made with respect to a participant and credited to his employee after-tax account shall be invested in the investment funds in the same proportions as are his employee after-tax contributions.

(e) Amounts transferred to the plan from the thrift plan shall be invested in the same investment funds, in the same proportion, as such amounts were invested under the thrift plan immediately prior to the transfer.

(f) An employee who is not a participant but who elects to make a rollover contribution to the plan in accordance with subsection 4.11 may prospectively specify the percentage (in multiples of 1 percent) of his rollover contributions that are to be invested in each of the investment funds. Rollover contributions that are made by a participant and credited to his employee tax-deferred account under the plan shall be invested in the investment funds in the same proportions as are his employee tax-deferred contributions.

(g) During any period for which no direction as to the investment of a participant's contributions is on file with the committee, contributions by him or on his behalf under the plan will be invested in an investment fund specified by the committee.

(h) Any amount held in a suspense account (as described in subsection 8.6) shall be invested in an investment fund specified by the committee.

Elections pursuant to this subsection 6.2 shall be made in accordance with uniform and nondiscriminatory rules established from time to time by the committee.

6.3. Transfers Among Investment Funds. A participant (or a beneficiary to whom benefits are being distributed in accordance with paragraph 10.4(b)) may transfer his accounts between or among investment funds by giving such notice to the trustee as the committee shall require, directing that all or a portion of the value of his accounts attributable to a particular investment fund shall be transferred to any of the other available investment funds. A transfer shall be effective pursuant to uniform and nondiscriminatory rules established from time to time by the committee.

SECTION 7.

                                 Plan Accounting

7.1. Adjustment of Investment Funds. The value of any investment held under or distributed from the plan as of any date shall be the fair market value (as determined by the trustee) of the investment on that date, or as of the most recent prior date on which it was valued by the trustee. The trustee shall value an investment held under the plan in accordance with rules established by it provided that all investments under the plan on the last day of each plan year shall be valued by the trustee as of that date.

7.2. Deduction, Crediting and Allocation of Contributions. Subject to the provisions of Section 8:

(a) Employee tax-deferred contributions, employee after-tax contributions and rollover contributions on behalf of a participant for any period shall be credited to that participant's appropriate accounts as of the day on which such contributions are made.

(b) The amount of the employer matched contributions that are made on behalf of a participant shall be credited, as of the end of the day that the contributions are made, to the participant's employee tax-deferred account and employee after-tax account, pro rata, according to the rate of employee tax-deferred contributions and employee after-tax contributions that are made with respect to the participant, respectively; provided, however, that, if the sum of a participant's employee tax-deferred contribution rate and employee after-tax contribution rate exceeds 6 percent of the participant's compensation, then the amount of the employer matched contributions made with respect to the participant shall be credited to the participant's employee tax-deferred account in the same ratio that the participant's employee tax-deferred contribution rate (not in excess of 6 percent) bears to 6 percent, and the amount of any remaining employer matched contributions shall be credited to the participant's employee after-tax account.

(c) As of the last day of each plan year the employer profit sharing contributions of each employer for that plan year shall be allocated among and credited to the profit sharing accounts of profit sharing participants who were employed by the employer on the last day of the plan year, pro rata based on the compensation paid to them from the employer for that plan year.

For purposes of this Section 7, all employer contributions for any plan year which are made after the close of the plan year will be considered to have been made on the last day of that plan year regardless of when paid to the trustee.

7.3. Statement of Plan Interest. As soon as practicable after the last day of each plan year, and at such other times as the committee may deem appropriate, the committee shall provide each participant with a statement reflecting the balances of his accounts.

SECTION 8.

                 Limitation On Amount Credited to Participants

8.1. Reduction of Contribution Rates. To conform the operation of the plan to the requirements of sections 401(a)(4), 401(k)(3), 401(m)(2), 402(g) and 415(c) of the code, the committee may unilaterally modify or revoke any tax deferral election made by any person, may limit the amount of contributions that may be made by or on behalf of any participant pursuant to Section 4 or may reduce (to zero if necessary) the level of employer matched contributions or employer profit sharing contributions to be made on behalf of any participant under the plan.

8.2. Compensation for Limitation/Testing Purposes. For purposes of the plan, the term "section 415 compensation" for any plan year means the participant's compensation (as described in Treas. Reg. Section 1.415-2(d)(1)) paid during that year for personal services actually rendered in the course of employment with any employer or any section 415 affiliate, excluding deferred compensation and other amounts that receive special tax treatment (as described in Treas. Reg. Section 1.415-2(d)(2)) but including any elective contributions made on the participant's behalf for the year under the plan or any plan maintained by an employer or affiliate which are excludable from the participant's gross income by reason of section 125, 402(e)(3) and 132(f) of the code. Notwithstanding the foregoing provisions of this subsection 8.2, "section 415 compensation" for any plan year shall be disregarded to the extent that it exceeds $160,000 (adjusted in accordance with section 401(a)(17) of the code), taking into account any proration of such amount as may be required under applicable Treasury regulations where section 415 compensation is computed with respect to a period of less than a full year (other than on account of mid-year commencement or cessation of active participation in the plan).

8.3. Limitations on Annual Additions. Notwithstanding any other provision of the plan other than the provisions of this Section 8, for plan years beginning on or after January 1, 1995, a participant's annual additions (as defined below) for any plan year shall not exceed an amount equal to the lesser of:

(a) $30,000 (as adjusted for each plan year to take into account any applicable cost-of-living adjustment for that year provided by the Secretary of the Treasury under section 415(d) of the code); or

(b) 25 percent of the section 415 compensation paid to the participant in that plan year (determined without regard to the limitations of section 401(a)(17) of the code).

The limitations set forth under paragraphs (a) and (b) shall be adjusted to the extent required by subsection 8.4. For purposes of the plan, the term "annual additions" means, with respect to any participant for any plan year, the sum of the following amounts, determined without regard to whether any such amounts (or portions thereof) are subsequently distributed to the participant in accordance with the provisions of subsection 8.8, 8.10, 8.12 or 8.13:

(1) employer contributions and forfeitures (including employee tax-deferred contributions which are considered to be employer contributions) credited to the participant's accounts for that plan year under this plan and each related defined contribution plan (as defined below);

(2) employee contributions (other than rollover contributions) credited to the participant's accounts under this plan and each related defined contribution plan for that plan year; and

(3) employer contributions allocated to any individual medical account (as described in section 415(l) of the code) that is maintained for the benefit of the participant under a related defined benefit plan (as defined below) and, if the participant is a key employee (as defined in Supplement A), any amount allocated to a related medical account (as defined below) maintained for the participant; provided, however, that the amounts described in this paragraph (3) shall be disregarded for purposes of the limitation set forth in paragraph (b) next above.

For purposes of the plan: (i) the term "related medical account" means any account maintained by any employer or section 415 affiliate under section 419A(d) of the code to fund retiree medical benefits; (ii) the term "section 415 affiliate" means any corporation or trade or business that is, along with any employer, a member of a controlled group of corporations or controlled group of trades or businesses (as described in sections 414(b) and (c) of the code, as modified by section 415(h) thereof); and (iii) the term "related defined contribution plan" and "related defined benefit plan" mean any other defined contribution plan and any defined benefit plan (both as defined in section 415(k) of the code), respectively, maintained by any employer or section 415 affiliate.

8.4. Adjustment For Related Defined Contribution Plans. During any plan year in which a participant is also a participant in any related defined contribution plan, the maximum annual additions attributable to employer contributions and forfeitures which could otherwise be credited to his accounts for the year under this plan in accordance with subsection 8.3 shall be reduced to a proportionate amount thereof determined by the ratio of the amount of employer contributions which would otherwise be credited to his accounts under this plan for the year to the total amount of employer contributions which would otherwise be credited to his accounts under this plan and all such related defined contribution plans for the year.

8.5. Reduction of Contributions. In the event that a participant's annual additions for any plan year would otherwise exceed the limitations imposed by subsection 8.3, as modified by subsection 8.4, the amount of contributions that would otherwise be credited to his accounts for that year shall be reduced, to the extent necessary to comply with such limitations, in the following order:

(a) first, employee after-tax contributions that would not otherwise result in employer matched contributions being made shall be reduced;

(b) next, employee tax-deferred contributions that would not otherwise result in employer matched contributions being made shall be reduced;

(c) next, employee after-tax contributions and the employer matched contributions to the extent attributable to those contributions shall be reduced;

(d) next, employee tax-deferred contributions and the employer matched contributions to the extent attributable to those contributions shall be reduced; and

(e)        finally, employer profit sharing contributions shall be reduced.

The amount of any reduction made pursuant to this subsection 8.5 shall not be considered an annual addition under the plan.

8.6. Disposition of Excess Annual Additions. If, as a result of a reasonable error in estimating a participant's section 415 compensation, a reasonable error in determining the amount of elective deferrals (as defined in section 402(g)(3) of the code) or as a result of such other circumstances as the Commissioner of Internal Revenue may determine, a participant's annual additions for a plan year would exceed the limitations set forth in subsection 8.3, as modified by subsection 8.4:

(a) The amount of employee after-tax contributions made by a participant which may not be credited to the participant's accounts because of the foregoing provisions of this Section 8, together with earnings thereon, will be returned to the participant as soon as practicable. Employee after-tax contributions for which no employer matched contributions were made shall be returned before employee after-tax contributions for which employer matched contributions were made.

(b) The amount of employee tax-deferred contributions made on behalf of a participant which may not be credited to the participant's accounts because of the foregoing provisions of this Section 8, together with earnings thereon, will be returned to the participant as soon as practicable. Contributions which are to be returned pursuant to this paragraph (b) shall be returned in the following order: (i) employee tax-deferred contributions for which no employer matched contributions were made, and (ii) employee tax-deferred contributions for which employer matched contributions were made.

(c) The amount of any employer matched contributions, employer profit sharing contributions and forfeitures attributable to an employer (as described in subsection 10.13) that may not be credited to participants' accounts for any plan year because of the foregoing provisions of this Section 8 will be treated in accordance with Treas. Reg. Section 1.415-6(b)(6)(i).

Amounts returned to a participant or credited to a suspense account in accordance with this subsection 8.6 shall not be considered an annual addition for purposes of the plan. If any employee after-tax contributions or employee tax-deferred contributions are returned to a participant pursuant to this subsection 8.6, the amount of any employer matched contributions attributable to such returned contributions shall be forfeited and shall be treated in the same manner as any other forfeiture under the plan.

8.7. Allocation Among Employers. If the amount of employer contributions otherwise allocable to a participant in any plan year would exceed the limitations imposed by the provisions of subsection 8.3, as modified by subsection 8.4, and the participant is employed by more than one employer during that year, the amount of each employer's contributions and forfeitures attributable to the prior contributions of that employer which would otherwise be allocated and credited to the participant's accounts will be reduced (in accordance with subsection 8.5) by an amount determined by multiplying such excess amount by a fraction, the numerator of which is the sum of the employer's contributions and forfeitures attributable to the prior contributions of that employer otherwise allocable to the participant for that year, and the denominator of which is the sum of the contributions of all employers and forfeitures attributable to the prior contributions of all employers otherwise allocable to the participant for that year.

8.8. Limitations Under Code Section 402(g). In no event shall the employee tax-deferred contributions made with respect to a participant for any taxable year under the plan (together with any elective deferrals, as defined in section 402(g)(3) of the code, made with respect to the participant for that year under any other plan maintained by an employer or affiliate) exceed $10,500 or such other amount as may be permitted for that year under section 402(g) of the code. If, during any taxable year, a participant is also a participant in another cash or deferred arrangement and his elective deferrals under such other arrangement, together with his employee tax-deferred contributions, exceed the maximum amount permitted for that year under section 402(g) of the code, the participant, not later than March 1 following the close of such taxable year, may request the committee to distribute all or a portion of such excess to him, with the income allocable thereto (determined in accordance with Treas. Reg. Section 1.402(g)-1(d)(5) using the safe harbor method for determining the allocable income for the period between the end of the taxable year and the date of distribution), and such distribution shall be made not later than April 15th following the close of such taxable year. The committee may demand adequate proof of the existence of such excess. In addition, if the applicable limitation for a plan year happens to be exceeded with respect to this plan alone, or this plan and another plan or plans of the employers and affiliates, the committee shall direct such excess employee tax-deferred contributions (with allocable gains or losses) to be distributed to the participant as soon as practicable after the committee is notified of the excess deferrals by the company, an employer or the participant, or otherwise discovers the error (but not later than the April 15 following the close of the participant's taxable year). Notwithstanding the foregoing provisions of this subsection 8.8, the dollar amount of any distribution due hereunder shall be reduced by the dollar amount of any employee tax-deferred contributions previously distributed to the same participant pursuant to subsection 8.10; provided, however, that for purposes of subsections 8.3 and 8.9, the correction under this subsection 8.8 shall be deemed to have occurred before the correction under subsection 8.10. Amounts distributed in accordance with this subsection 8.8 shall not be treated as annual additions for purposes of subsection 8.3.

8.9. Code Section 401(k)(3) Testing. The difference between (i) the average of the deferral percentages (as defined below) of each eligible employee who is highly compensated for the plan year (referred to hereinafter as the "highly compensated group deferral percentage"), and (ii) the average of the deferral percentages for the immediately preceding plan year of each eligible employee who was not highly compensated for such preceding plan year (referred to hereinafter as the "non-highly compensated group deferral percentage") shall satisfy one of the tests set forth in section 401(k)(3)(A)(ii) of the code. The "deferral percentage" for any eligible employee for a plan year shall be determined by dividing the amount of the employee tax-deferred contributions made with respect to the participant for such year by his section 415 compensation for the year, subject to the following special rules:

(a) the deferral percentage of an eligible employee who makes no employee tax-deferred contributions for the year shall be counted as zero;

(b) the deferral percentage for any eligible employee who is highly compensated and who is eligible to make elective deferrals under one or more other plans maintained by an employer or affiliate for a plan year of such other plan that ends with or within the same calendar year as the plan year (other than a plan or arrangement subject to mandatory disaggregation under applicable Treasury regulations) shall be determined as if all such elective deferrals were made on his behalf under the plan;

(c) excess employee tax-deferred contributions distributed to a participant under subsection 8.8 shall be counted in determining such participant's deferral percentage except in the case of a distribution to a non-highly compensated participant required to comply with section 401(a)(30) of the code; and

(d) in the event that this plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the code only if aggregated with one or more other plans having the same plan year, or if one or more other plans having the same plan year as this plan satisfy the requirements of such sections of the code only if aggregated with this plan, then this subsection 8.9 shall be applied as if all such plans were a single plan.

Application of this subsection 8.9 shall be consistent with the provisions of section 401(k)(3) of the code and the regulations thereunder. The provisions of this subsection 8.9 shall be deemed to be satisfied for any plan year if the requirements of section 401(k)(12) of the code are satisfied.

8.10. Correction of Section 401(k) Excess. In the event that the highly compensated group deferral percentage does not initially satisfy one of the tests referred to in subsection 8.9, the committee shall direct the trustee to distribute the excess contributions (as described below), together with the income allocable thereto (determined in accordance with Treas. Reg. Section 1.401(k)-1(f)(4)(ii) using the safe harbor method described therein for determining the allocable income for the period between the end of the plan year and the date of distribution), to the appropriate highly compensated participants in accordance with the following provisions of this subsection 8.10.

(a) The excess contributions shall be determined on an aggregate basis such that, after reduction of contributions to highly compensated employees in accordance with this subsection 8.10, the highly compensated group deferral percentage for the plan year satisfies one of the tests referred to in subsection 8.9.

(b) The excess contributions to be distributed with respect to any highly compensated employee for any plan year shall be determined using a leveling method under which the amount of the elective deferrals of each highly compensated participant is reduced, in a series in the order of the amount of their respective elective deferrals beginning with the highest, to the extent necessary to cause the amount of the highly compensated participant's elective deferrals to equal the amount of the elective deferrals of the highly compensated participant with the next highest amount of elective deferrals or, if less, to cause the highly compensated group deferral percentage to satisfy one of the tests referred to in subsection 8.9.

(c) The amount of excess contributions to be distributed with respect to any participant pursuant to this subsection 8.10 for any plan year shall be reduced by the amount of any employee tax-deferred contributions previously distributed to the participant for such plan year pursuant to subsection 8.8.

The committee shall make any distributions required by this subsection 8.10 after the close of the plan year for which the excess contributions were made and no later than the close of the plan year following the plan year for which the excess contributions were made. The provisions of this subsection 8.10 shall not apply to any plan year for which the requirements of section 401(k)(12) of the code are satisfied.

8.11. Code Section 401(m)(2) Testing. For any plan year, the difference between (i) the average of the contribution percentages (as defined below) of each eligible employee who is highly compensated for the plan year (referred to hereinafter as the "highly compensated group contribution percentage"), and (ii) the average of the contribution percentages for the immediately preceding plan year of each eligible employee who was not highly compensated for such preceding plan year (referred to hereinafter as the "non-highly compensated group contribution percentage") shall satisfy one of the tests set forth in section 401(m)(2)(A) of the code. The "contribution percentage" for any eligible employee for a plan year shall be determined by dividing the sum of his employee after-tax contributions and the employer matched contributions made for him for the year by his section 415 compensation for the year, subject to the following special rules:

(a) the contribution percentage of each eligible employee with respect to whom no employee after-tax contributions and employer matched contributions are made for the year shall be counted as zero;

(b) the contribution percentage for any eligible employee who is highly compensated and who is eligible to participate in one or more other qualified plans maintained by an employer or affiliate under which employee after-tax contributions or matching contributions may be made by or for him shall be determined as if all such contributions were made by or for him under the plan;
           and

(c) in the event that this plan satisfies the requirements of sections 401(m), 401(a)(4), or 410(b) of the code only if aggregated with one or more other plans having the same plan year, or if one or more other plans having the same plan year as this plan satisfy the requirements of such sections of the code only if aggregated with this plan, then this subsection 8.11 shall be applied as if all such plans were a single plan.

Application of the provisions of this subsection 8.11 shall be consistent with the provisions of section 401(m) of the code and the regulations thereunder. The provisions of this subsection 8.11 shall be deemed to be satisfied with respect to employer matched contributions (and such contributions shall not be taken into account for purposes of applying the foregoing provisions of this subsection 8.11) for any plan year if the requirements of section 401(m)(11) of the code are satisfied.

8.12. Correction of Section 401(m) Excess. In the event that the highly compensated group contribution percentage for any plan year does not initially satisfy one of the tests referred to in subsection 8.11, the committee shall distribute the excess aggregate contributions (as described below), together with the income allocable thereto (determined in accordance with Treas. Reg. Section 1.401(m)-1(e)(3)(ii) using the safe harbor method described therein for determining the allocable income for the period between the close of the plan year and the date of distribution), to the appropriate highly compensated participants in accordance with the following provisions of this subsection 8.12.

(a) The excess aggregate contributions shall be determined on an aggregate basis for the plan such that, after reduction of excess aggregate contributions to highly compensated employees in accordance with this subsection 8.12, the highly compensated group contribution percentage for the plan year satisfies one of the tests referred to in subsection 8.11.

(b) The excess aggregate contributions to be distributed with respect to any highly compensated employee for any plan year shall be determined using a leveling method under which the amount of the employee after-tax contributions and employer matched contributions for each highly compensated participant are reduced, in a series in the order of the amount of the sum of their respective employee after-tax contributions and employer matched contributions, beginning with the participant with the highest contributions, to the extent necessary to cause the amount of the highly compensated participant's employee after-tax contributions and employer matched contributions to equal the sum of the employee after-tax contributions and employer matched contributions of the highly compensated participant with the next highest amount of employee after-tax contributions and employer matched contributions, or, if less, to cause the highly compensated group contribution percentage to satisfy one of the tests referred to in subsection 8.11.

(c) Any distribution required by this subsection 8.12 shall be made first from employee after-tax contributions for which no employer matched contribution has been made and then, if necessary, from a proportionate share of employee after-tax contributions and the employer matched contributions attributable thereto.

(d) Notwithstanding the foregoing provisions of this subsection 8.12, any excess aggregate contributions that are attributable to employer matched contributions (and the income allocable thereto) which are not vested in accordance with Section 9 on the last day of the plan year for which such contributions were made shall be forfeited and treated in the same manner as any other forfeiture under the plan.

The committee shall make any distribution (or forfeiture) required by this subsection 8.12 after the close of the plan year for which the excess aggregate contributions were made and no later than the close of the plan year following the plan year for which such excess aggregate contributions were made. The provisions of this subsection 8.12 shall be deemed to be satisfied with respect to employer matched contributions (and such contributions shall not be taken into account for purposes of applying the foregoing provisions of this subsection 8.12) for any plan year if the requirements of section 401(m)(11) of the code are satisfied.

8.13. Multiple Use of Alternative Limitation. Notwithstanding any other provision of this Section 8, if the 1.25 factor in sections 401(k)(3)(A)(ii) and 401(m)(2)(A) of the code are both exceeded for a plan year, the sum of the highly compensated group deferral percentage and the highly compensated group contribution percentage may not exceed the aggregate limit (as defined in Treas. Reg. Section 1.401(m)-2(b)(3). If the aggregate limit is exceeded, the leveling method of correction prescribed in subsection 8.12 shall be continued until the limitation set forth in this subsection 8.13 is satisfied.

8.14. Highly Compensated Employee. An employee shall be "highly compensated" for any plan year if:

(a) he was, at any time during the plan year or the preceding plan year, a 5-percent owner (as defined in Supplement A) of an employer or an affiliate; or

(b) during the preceding plan year, he received section 415 compensation in excess of $80,000 (indexed for cost-of-living adjustments under section 415(d) of the code as provided in section 414(q) of the code).

A former employee of the company or any affiliate who was a highly compensated employee when he separated from service with all affiliates or at any time after attaining age 55 shall be treated as a highly compensated employee to the extent required under section 414(q) of the code.

8.15. Separate Testing of ESOP and Non-ESOP Portion of the Plan. Notwithstanding the foregoing provisions of this Section 8, contributions to the ESOP and contributions to the non-ESOP portion of the plan, respectively, for any plan year, shall be tested separately, including, but not limited to, for purposes of subsections 8.9 (relating to section 401(k)(3) testing), 8.11 (relating to section 401(m)(2) testing) and subsection 8.13 (relating to multiple use of the alternative limitation), and, to the extent applicable, any excess contributions shall be corrected separately, subject to the following:

(a) A participant contribution or an employer contribution to the plan for any plan year shall be considered to be a contribution to the ESOP for that year if, pursuant to subsection 6.2, it is initially invested in the Nicor Stock Fund, even if such contribution is subsequently transferred to another investment fund during or after that plan year pursuant to subsection 6.3.

(b) A participant contribution or an employer contribution to the plan for any plan year shall be considered to be a contribution to the non-ESOP portion of the plan for that year if, pursuant to subsection 6.2, it is initially invested in an investment fund other than the Nicor Stock Fund, even if it is subsequently transferred to the Nicor Stock Fund during or after that plan year pursuant to subsection 6.3.

(c) For purposes of section 410(b) and 401(a)(4) of the code, the employer profit sharing contribution to the plan for any plan year shall be considered to be a contribution for the non-ESOP portion of the plan for that year, even if it is subsequently transferred to the ESOP pursuant to an election described in subsection 6.3.

(d) Amounts which, subsequent to their initial contribution and investment, are transferred among the investment funds pursuant to an election described in subsection 6.3 shall not be treated as a contribution to the ESOP or the non-ESOP portion of the plan for purposes of this Section 8 or section 410(b) or 401(a)(4) of the code.

(e) To the extent applicable, separate deferral percentages and separate contribution percentages shall be determined for each eligible employee with respect to each of the ESOP and the non-ESOP portion of the plan. For this purpose, an employee who is eligible to contribute to the plan at any time during a plan year shall be considered to be an eligible employee with respect to both the ESOP and the non-ESOP portion of the plan for that plan year, regardless of whether the participant actually elects to make a contribution.

(f) An employee who is eligible to receive an allocation of an employer profit sharing contribution for a plan year shall be considered to be an eligible employee with respect to both the ESOP and the non-ESOP portion of the plan for that plan year.

(g) In the event that the highly compensated group deferral percentage, or, to the extent applicable, the highly compensated group contribution percentage or the alternative limitation, each determined separately with respect to the ESOP and the non-ESOP portion of the plan, exceed the limitations of subsection 8.9, 8.11, or 8.13, respectively, distributions required to correct any such excess with respect to the ESOP shall be made first from the applicable accounts of the participant that, at the time of the corrective distribution, are invested in the Nicor Stock Fund, and then, to the extent necessary to satisfy any required correction, shall be made, pro rata, from the applicable accounts of the participant other than those invested in the Nicor Stock Fund. To the extent that any such excess contributions occur with respect to the non-ESOP portion of the plan, distributions required to correct such excess shall be made first from the applicable accounts (other than those invested in the Loan Fund or the Nicor Stock Fund) in which the participant's accounts are invested at the time of the corrective distribution, pro rata, and then, if necessary to satisfy any such required correction, from the applicable accounts of the participant that are invested in the Nicor Stock Fund.

(h) In the event that a correction is required under subsections 8.6 (relating to excess annual additions) or 8.8 (correction of excess deferrals), any such corrective distribution shall be made, pro rata, from the investment funds (other than the Loan Fund) in which the applicable account is invested at the time of such corrective distribution.

(i) For purposes of determining whether the requirements of subsections 401(k)(12) or 401(m)(11) of the code are satisfied for any plan year, employer matched contributions made with respect to the ESOP and the non-ESOP portion of the plan shall be aggregated and treated as provided under the same plan.

SECTION 9.

                                Termination Dates

      A participant's "termination date" will be the date on which his employment with the employers and the affiliates is terminated because of the first to occur of the following events:

(a) Retirement. The participant terminates employment with the employers and the affiliates on or after the date on which he attains age 55 and completes at least 10 years of service.

(b)        Death. The participant's death.

(c) Vested Resignation or Dismissal. The participant resigns or is dismissed from the employ of the employers and the affiliates before retirement in accordance with paragraph (a) next above but after completing at least 5 years of service.

(d) Non-Vested Resignation or Dismissal. The participant resigns or is dismissed from the employ of the employers and the affiliates before retirement in accordance with paragraph (a) next above and prior to completing at least 5 years of service.

Notwithstanding the foregoing provisions of this Section 9, a participant shall at all times have a nonforfeitable interest in his employee contribution subaccounts, regardless of the number of his years of service.

SECTION 10.

                                  Distributions

10.1. Fully Vested Benefits. Subject to the provisions of subsection 10.8, if a participant's termination date occurs under paragraph 9(a), 9(b) or 9(c), the balances in his accounts as at his distribution date, determined after all adjustments then required under the plan have been made (including adjustments for any outstanding loan balances), will be distributed, in one of the methods described in subsection 10.4, to or for the benefit of the participant, or in the event of his death, to or for the benefit of his beneficiary determined in accordance with the provisions of subsection 10.11. For purposes of this subsection and the following provisions of the plan, the term "distribution date" means the date as of which distribution of a participant's benefits commences in accordance with the provisions of subsection 10.7.

10.2. Benefits on Non-Vested Resignation or Dismissal. Subject to the following provisions of this Section 10, if a participant's termination date occurs under paragraph 9(d), his account balances shall be treated as follows:

(a) The balances in his employee contribution subaccounts as at his distribution date (after all adjustments then required under the plan have been made, including adjustments for any loan balances), will be distributed, in the method described in subsection
           10.4, to him or for his benefit, or, in the event of his death after termination of employment, to or for the benefit of his beneficiary, as soon as practicable after his distribution date.

(b) The balance in his employer contribution subaccounts shall be forfeited in accordance with the following:

          (i) if the participant receives a distribution (or deemed distribution as described below) of his vested account balances coincident with or after his termination date and prior to the date on which he incurs five consecutive one year breaks in service, then, as of the accounting date coincident with or next following the date on which the vested portion of his accounts are distributed to him, his entire balance in his employer contribution subaccounts (as adjusted through such accounting date in accordance with the provisions of subsection 7.1) will be forfeited; and

        (ii) if the participant has not received a distribution (or deemed distribution as described below) of his vested account balances as of the date on which he incurs five consecutive one year breaks in service, the balance in his employer contribution subaccounts (as adjusted in accordance with the terms of the plan through the date on which he incurs five consecutive one year breaks in service) will be forfeited as of the date the on which he incurs such five consecutive one year breaks in service.

      For purposes of this paragraph (b), if the value of the vested portion of the participant's accounts is zero, the participant shall be deemed to have received a distribution of the vested portion.

10.3. Restoration of Forfeitures. If a participant who terminated on a termination date described in paragraph 9(d) and with respect to whom a forfeiture occurred pursuant to paragraph 10.2(b) due to the distribution of the vested portion of the participant's accounts, including any deemed distribution, and the participant returns to the employ of an employer or affiliate prior to incurring five consecutive one year breaks in service, the amount that was forfeited in accordance with paragraph 10.2(b) (determined without adjustment for earnings and losses after the forfeiture occurred but including earnings and losses allocated to his accounts prior to the date of the forfeiture and that were included in the amount forfeited under paragraph 10.2(b)) will be contributed by the employers to the extent that those employers were previously credited with the forfeitures (regardless of whether such contributions would be deductible by the employer, or would be out of current or accumulated profits), will be credited to the participant's employer contribution subaccount as of the last day of the plan year in which he was reemployed, and will not be considered an annual addition. The contributions required of an employer for any year under the provisions of the preceding sentence shall be reduced by the amount of any forfeitures which, under subsection 10.13, are considered to be employer contributions required under this subsection 10.3. An employer's contribution to be made for any plan year under this subsection 10.3 will be due on the last day of that year and, if not paid by the end of that year, shall be payable to the trustee not later than the time prescribed by law for filing that employer's federal income tax return for that plan year (including any extensions thereof), without interest.

10.4. Manner of Payment. Subject to the provisions of this Section 10, a participant's accounts shall be distributed to or for the benefit of the participant, or in the event of his death, to or for the benefit of his beneficiary, by payment in a lump sum; provided, however that a participant whose termination date occurs under paragraph 9(a) and the beneficiary of a participant whose termination date occurs under paragraph 9(a) or 9(b) may elect distribution of the participant's account by one of the following methods:

(a)             By payment in a lump sum. OR

(b) By payment in a series of substantially equal annual, semi-annual, quarterly or monthly installments over a period not exceeding the payee's life expectancy. OR

(c) By purchase from the insurer and distribution to the payee of an annuity, subject to the following:

   (i) Methods of payment shall be limited to (1) a single life annuity (as defined in subsection 10.5); (2) a joint and survivor annuity (as defined in subsection 10.5); (3) a single life annuity with a refund feature; and (4) a single life annuity with a fifteen year period certain feature.

  (ii) An annuity benefit may be of the fixed or variable type under which annuity payments will commence as of the participant's distribution date. The premium paid to the insurer for an annuity will be charged to the participant's accounts when paid. The committee shall cause the annuity to be delivered to the person or persons entitled to payments under it in a nontransferable and noncommutable form.

 (iii)          Payments under the annuity shall satisfy the requirements of section 401(a)(9) of the code and the regulations thereunder, including the incidental death benefit requirement.

If a participant dies after distribution of his accounts have commenced in the form described in paragraph (b) next above, the remaining portion of the participant's account balances shall be distributed to or for the benefit of his beneficiary in accordance with the distribution method in effect on the date of the participant's death; provided, however, that the beneficiary may elect to accelerate payment of such benefits.

10.5. Payment in and Waiver of Joint and Survivor Annuity Form and Single Life Annuity Form. If a participant elects to have his account balances paid in accordance with paragraph 10.4(c), his account balances shall be applied to purchase a contract from an insurance company providing for payment in the form of a joint and survivor annuity (as defined below) if the participant is legally married under the laws of any jurisdiction on his distribution date, and in the form of a single life annuity (as described below) if the participant is unmarried on his distribution date, subject to the following provisions of this subsection 10.5. During an "election period" commencing no less than 30 days after the participant receives the election information described in subsection 10.7 and no more than 90 days before the participant's distribution date, a participant may waive payment in the joint and survivor annuity form (or single life annuity form in the case of an unmarried participant) and elect payment in one of the other forms permitted by subsection
           10.4. If a participant is legally married on his distribution date, then the waiver described in the preceding sentence will be effective only with spousal consent (as described in subsection 10.17). A participant may, at any time during his election period, revoke any prior waiver of the joint and survivor annuity form or single life annuity form, in which case his account balances shall be paid in the form of a joint and survivor annuity or a single life annuity, as applicable, in accordance with the foregoing provisions of this subsection 10.5. The term "joint and survivor annuity" means an annuity for the life of the participant with a survivor annuity for the life of his surviving spouse which is equal to 50 percent of the amount of the annuity payable during the joint lives of the participant and his spouse and which is the actuarial equivalent of a single life annuity for the life of the participant. The term "single life annuity" means an annuity payable for the payee's lifetime only.

10.6. Payment in Form of Pre-Retirement Surviving Spouse Annuity. If a participant dies after electing to have his account balances distributed in accordance with paragraph 10.4(c) but prior to his distribution date, and if such participant is legally married under the laws of any jurisdiction on the date of his death, the entire balance in his accounts shall be applied to purchase a contract from an insurance company providing for payment in the form of a pre-retirement surviving spouse annuity (as described below), which contract shall be distributed to the participant's surviving spouse. The term "pre-retirement surviving spouse annuity" means an annuity payable to the surviving spouse for life. Distribution of the contract providing for the pre-retirement surviving spouse annuity shall be made, and payment under such contract shall commence, as of the accounting date which is coincident with, or next following the later of the participant's termination date or the 65th anniversary date of the participant's birth; provided, however, that the surviving spouse may elect to receive the pre-retirement surviving spouse annuity contract, and to commence receipt of payments under such contract, within a reasonable time following the participant's death. A participant's surviving spouse who is eligible for a pre-retirement surviving spouse annuity in accordance with the foregoing provisions of this subsection 10.6 may waive payment in that form and elect payment in any form permitted by subsection 10.4 by filing an election with the committee after the participant's death.

10.7. Election Information. As soon as practicable after a participant elects to have his account balances paid to him in accordance with paragraph 10.4(c) (but in no event less than 30 days nor more than 90 days before the participant's distribution date), the committee will provide the participant with election information consisting of:

(a) a written description of the joint and survivor annuity or single life annuity, as the case may be, and the relative financial effect of payment of his account balances in the respective form;

(b) a notification of the right to waive payment in that form and the spouse's right, if applicable, with respect to that waiver;

(c) a notification of the participant's right to rescind a prior revocation of distribution in the form of a joint and survivor annuity and the effect thereof; and

(d) a general description of the eligibility conditions and other material features of the optional forms of distribution under the plan and information explaining the relative values of such optional forms of distribution.

The committee may make such election information available to a participant by:

(1)        personal delivery to him;

(2) first-class mail, postage prepaid, addressed to the participant at his last known address as shown on the employer's records; or

(3) permanent posting on a bulletin board located at the participant's work site.

A participant may request, by notice filed with the committee during his election period, an explanation, written in nontechnical language, of the terms, conditions and financial effect (in terms of dollars per monthly benefit payment) of payment in the joint and survivor annuity form or single life annuity form. If not previously provided to the participant, the committee shall provide him with such explanation within 30 days of his request by one of the methods described in paragraphs (1) or (2) next above, and the participant's election period will be extended, if necessary, to include the 90th day next following the date on which he receives such explanation.

10.8. Commencement of Benefits. Benefits payable to or on account of any participant shall commence as of any date (but not retroactively) elected by the participant which is coincident with or next following the later of the date on which the participant attains age 65 years or his termination date, subject to the following:

(a) Except as otherwise provided by the following provisions of this subsection 10.8, distribution of a participant's account balances shall commence no later than the sixtieth day after the last day of the plan year during which the participant attains age 65 years or, if later, during which his termination date occurs.

(b) Subject to the following provisions of this subsection 10.8, a participant may elect to have distribution of his account balances commence in the form of a lump sum or an annuity as of any date that is coincident with or following his termination date and prior to his age
           70-1/2; provided, however, that a person who was a participant in the plan on April 1, 1998 and whose termination date occurs under paragraph 9(a) may elect to have his account balances commence in any form of payment permitted under the terms of the plan; and provided further that, if a participant does not make an election in accordance with this paragraph (b) within 90 days of his termination date, he shall be deemed to have elected to defer distribution of his account balances until the earlier of (i) the date that he subsequently elects to commence distribution, or
           (ii) the date on which he attains age 70-1/2.

(c) If a participant dies before distribution of his account balances has commenced (as determined in accordance with the provisions of Treas. Reg. Section 1.401(a)(9)-1, B-5), the participant's account balances will be distributed as soon as practicable following the participant's death, subject to the following:

         (i) if the participant has no designated beneficiary (within the meaning of Treas. Reg. Section 1.401(a)(9)-1, provided that, for purposes of this paragraph (c), a trust shall not be considered a designated beneficiary), and if the participant's beneficiary determined in accordance with paragraph 10.11(d) is not his surviving spouse, the participant's entire account balances will be distributed no later than the December 31 of the calendar year in which occurs the fifth anniversary of the participant's death;

       (ii) except as otherwise specifically provided in subparagraph (iii) next below, distribution shall commence on or before December 31 of the year immediately following the calendar year of the participant's death; and

       (iii) if the deceased participant's beneficiary is the participant's surviving spouse, the surviving spouse may elect to defer distribution of the participant's account balances but not beyond the later of the December 31 of the year immediately following the calendar year in which the participant's death occurs or the December 31 of the year in which the participant would have attained age 70-1/2 and, if the surviving spouse dies before distribution commences, the participant's account balances will be distributed in accordance with the provisions of this paragraph (c) (other than the provisions of this subparagraph (c)(iii)) as though the surviving spouse were a participant; provided, however, that this subparagraph (c)(iii) shall not apply with respect to the surviving spouse of a participant whose termination date occurs under paragraph 9(c) or 9(d).

(d) If the participant's death occurs after distribution of his benefits has commenced (as determined in accordance with the provisions of Treas. Reg. Section
           1.401(a)(9)-1, B-5), the remaining portion of his benefits shall be distributed to or for the benefit of his beneficiary in accordance with the distribution method in effect on the date of the participant's death; provided, however, that the beneficiary may elect to accelerate payment of such benefits.

(e) Notwithstanding any other provision of this Section 10, if the value of a participant's nonforfeitable account balances, determined as of the accounting date that is coincident with or next following his termination date, does not exceed $5,000, the committee shall distribute such account balances to the participant or the participant's beneficiary, as the case may be, by payment in a lump sum as of such accounting date.

(f) Notwithstanding any other provision herein to the contrary, distribution of a participant's account balances shall commence no later than April 1 of the calendar year following the calendar year in which the participant attains age 70-1/2 without regard to whether the participant's termination date has then occurred;
           provided, however, that if a participant, other than a 5% owner, attained age 70-1/2 prior to January 1, 1988, distribution may be deferred until no later than April 1 of the calendar year following the calendar year in which his termination date occurs.

(g) With respect to distributions under the plan made on or after January 1, 2002 for calendar years beginning on or after January 1, 2002, the plan will apply the minimum distribution requirements of section 401(a)(9) of the code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001 notwithstanding any provision of the plan to the contrary. The provisions of this paragraph (g) shall continue in effect until the last calendar year beginning before the effective date of the final regulations under section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

10.9. Compliance With Section 401(a)(9) of the Code. The provisions of subsections 10.4 and 10.8 are intended to reflect the requirements of section 401(a)(9) of the code, including the incidental death benefit requirements, and such subsections shall be interpreted and administered in accordance with the requirements of section 401(a)(9) of the code and the regulations thereunder, which requirements shall supersede any other provision of the plan which would otherwise be inconsistent with section 401(a)(9) of the code.

10.10  Assets to be Distributed. Except as otherwise provided in this
Section 10, amounts distributed to or on account of any participant from any account maintained in the participant's name shall be made in cash. Prior to his termination date or, if later, his distribution date, the participant or, in the event of his death, his beneficiary, may elect to receive, in lieu of cash, distribution from any account maintained in the participant's name under the Nicor Stock Fund in the form of whole shares of Nicor stock, plus cash equal to the fair market value of any fractional share of Nicor stock. If the trustee is required to liquidate any account maintained in a participant's name under the Nicor Stock Fund for any reason:

(a) liquidation shall be made at the Nicor stock's fair market value determined as of the participant's distribution date; and

(b) the amount of the cash proceeds of the liquidation shall be reduced by any commissions, brokerage fees and similar expenses incurred by the trustee as a result of the liquidation.

10.11 Designation of Beneficiary. A participant's beneficiary or beneficiaries under the plan shall be determined in accordance with the following provisions of this subsection 10.11:

(a) Subject to the foregoing provisions of this Section 10, each participant from time to time may designate any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits are to be paid if he dies before he receives all of his benefits.

(b) Notwithstanding the foregoing provisions of this subsection 10.11, if a participant is legally married under the laws of any jurisdiction on the date of his death, any designation of a beneficiary other than his spouse shall be effective only if spousal consent was obtained in accordance with subsection 10.17.

(c) A beneficiary designation form will be effective only when the signed form is filed with the committee while the participant is alive and will cancel all beneficiary designation forms signed earlier.

(d) Except as otherwise specifically provided in this Section 10, if a deceased participant failed to designate a beneficiary as provided above, or if the beneficiary designated by a deceased participant dies before him, his benefits shall be paid to:

         (i)    the participant's surviving spouse; or

        (ii) if the participant has no surviving spouse, the committee shall direct the trustee to pay the participant's benefits to the legal representative or representatives of the estate of the last to die of the participant or the participant's beneficiary.

           Notwithstanding the foregoing provisions of this paragraph (d), if the beneficiary of a participant survives the participant but dies prior to complete payment of the participant's benefits, the remainder of the benefits will be paid to the beneficiary designated by the beneficiary in accordance with the procedures set forth in this subsection 10.11 or, if no such beneficiary is named, to the estate of the beneficiary. Benefits payable to the beneficiary of a beneficiary shall be paid in a lump sum.

(e) Notwithstanding the foregoing provisions of this subsection 10.11, in any case in which the provisions of subsection 10.6 apply with respect to a deceased participant's account balances, any beneficiary designation form filed with the committee with respect to such participant shall be without effect.

(f) The term "beneficiary" as used in the plan means the person or persons to whom a deceased participant's benefits are payable under this subsection 10.11.

10.12 Interests Not Transferable. The interests of participants and their beneficiaries under the plan and trust agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except (i) in the case of certain qualified domestic relations orders which relate to the provision of child support, alimony payments or marital property rights of a spouse, child or other dependent of a participant and which meet such other requirements as may be imposed by section 414(p) of the code or regulations issued thereunder, (ii) pursuant to a judgement or settlement order issued after August 5, 1997 (against a participant convicted for a crime involving the misuse of plan funds or a civil judgement for breach of fiduciary duty) meeting the requirements of section 401(a)(13)(C) of the code, (iii) in the case of a tax lien obtained by the Internal Revenue Service, or (iv) in the case of a voluntary revocable assignment to an employer provided that such assignments do not in the aggregate exceed 10 percent of any benefit payment and further provided that such assignments are not made for the purpose of defraying administrative costs of the plan. Notwithstanding any other provision of the plan to the contrary, such domestic relations order may permit distribution of the entire portion of the vested account balance of a participant awarded to his alternate payee, in a lump sum payment as soon as practicable after the committee determines that such order is qualified, without regard to whether the participant would himself be entitled under the terms of the plan to withdraw or receive a distribution of such vested amount at that time.

10.13 Application of Forfeitures. The balance in any employer contribution subaccount that is forfeited by a participant in accordance with subsection 10.2 shall be adjusted in accordance with the provisions of subsection 7.1 as of the date that the forfeiture occurs. Forfeited amounts attributable to the prior contributions of any employer shall be considered to be contributions to the plan by that employer, and shall be applied to reduce the amount of the contributions otherwise required of that employer under Section 4 and subsection
10.3 until exhausted or to pay reasonable plan expenses as directed by the committee. The portion of any forfeited amount arising under the plan during any period which is attributable to the prior contributions of any employer shall be that proportion of such amount which the contributions made by that employer and credited to the employer contribution subaccounts of the participant with respect to whom the forfeiture occurs bear to the total contributions of all employers which were credited to such account. Notwithstanding any other provision of the plan, in no event shall any forfeiture arising under the plan revert to any employer for any reason.

10.14 Distributions to Persons Under Disability. Notwithstanding the foregoing provisions of this Section 10, in the event a participant or beneficiary is declared incompetent and the committee receives evidence satisfactory to it that a conservator or other person legally charged with the care of his person or of his estate has been appointed, the amount of any benefit to which such participant or beneficiary is then entitled from the trust fund shall be paid to such conservator or other person legally charged with the care of his person or estate.

10.15 Absence of Guaranty. None of the trustee, the committee or the employers in any way guarantee the trust fund from loss or depreciation. The employers do not guarantee any payment to any person. The liability of the trustee to make any payment is limited to the available assets of the trust fund.

10.16 Missing Participants or Beneficiaries. Each participant and each designated beneficiary must file with the committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a participant or designated beneficiary at his last post office address filed with the committee, or if no address is filed with the committee then, in the case of a participant, at his last post office address as shown on the employers' records, will be binding on the participant and his designated beneficiary for all purposes of the plan. None of the employers, the committee or the trustee will be required to search for or locate a participant or designated beneficiary.

10.17 Spousal Consent. Any election by a participant under the plan which, by its terms, requires spousal consent, shall be effective only if (i) the participant's spouse consents in writing to such election; (ii) the consent acknowledges the effect of the election and is witnessed by a notary public (or, if permitted by the committee, a plan representative appointed or approved by the committee); (iii) in the case of a spousal consent to a beneficiary designation election, such election designates a specific beneficiary which may not be changed without spousal consent; and (iv) in the case of a participant's waiver of a joint and survivor annuity, if the participant's distribution date is prior to his 65th birthday, the spouse consents to the time of payment and the spouse consents to the optional form of payment elected by the participant; provided, however, that unless otherwise provided by a qualified domestic relations order within the meaning of section 414(p) of the code, no such consent shall be required if:

(a) the participant and his spouse are legally separated or the participant has been abandoned (within the meaning of local law) and the participant has a court order to such effect; or

(b) it is established to the satisfaction of a plan representative appointed or approved by the committee that the consent of the participant's spouse cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations.

10.18 Distribution and Withdrawal Elections. Distributions and withdrawals (other than distributions and withdrawals to which the consent requirements of section 411(a)(11) or 417 of the code do not apply) shall be subject to the following:

(a) not less than 30 days nor more than 90 days before the date as of which such distribution is made, the participant shall be informed of his right to defer distribution in accordance with the provisions of the applicable subsection and, if applicable, shall be provided with a written explanation of the optional forms of benefit available to him under the plan;

(b) no election to commence distribution prior to the participant's 65th birthday shall be effective unless it is made in writing, after the participant has received the notice described in paragraph (a) next above, and not more than 90 days before the date as of which the distribution is made; and

(c) spousal consent shall be obtained to the extent required by the provisions of subsection 10.5.

Notwithstanding the foregoing, distributions or withdrawals may commence less than 30 days after the participant is informed of his right to defer distribution or withdrawal in accordance with the applicable section or subsection if:

(1) the participant is clearly informed that he has a right to a period of at least 30 days after being so informed to consider the decision of whether or not to elect a distribution or withdrawal (and, if applicable, a particular form of distribution); and

(2) the participant, after being informed of his rights in accordance with subparagraph (1) next above, affirmatively elects a distribution or withdrawal.

10.19 Direct Rollover to an Eligible Retirement Plan. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this subsection 10.19, a distributee may elect, at the time and in the manner prescribed by the committee, to have any portion of an "eligible rollover distribution" (as defined in section 402(c)(4) of the code) paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this subsection 10.19, the following definitions shall apply:

(a) An "eligible retirement plan" means an individual retirement account described in section 408(a) of the code, an individual retirement annuity described in section
           408(b) of the code, an annuity plan described in
           section 403(a) of the code or a qualified trust described in section 401(a) of the code, that accepts the distributee's eligible rollover distribution;
           provided, however, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(b) A "distributee" means an employee or former employee and the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in section 414(p) of the code.

(c) A "direct rollover to an eligible retirement plan" means a payment by the plan to the eligible retirement plan specified by the distributee.

10.20 Distribution Only Upon Separation From Service. Notwithstanding any other provision of the plan to the contrary, a participant may not commence distribution of his employee tax-deferred contribution account pursuant to this
Section 10, even though he has otherwise had a termination date under Section 9, unless or until he also has a "separation from service" within the meaning of section 401(k)(2)(B) of the code. The foregoing restriction shall not apply, however, if the participant's termination date occurs in connection with the sale by an employer to an unrelated corporation of at least 85 percent of the assets of a trade or business, or the sale of its interest in a subsidiary to an unrelated entity, provided (a) the participant remains employed in such trade or business or by such subsidiary after the sale, (b) the employer continues to maintain the plan after the sale, (c) no transfer of the participant's accounts occurs or is scheduled to occur after the sale pursuant to subsection 14.3 to a plan of such subsidiary or of the purchaser of such assets (or any entity affiliated therewith), and (d) the participant receives distribution of his account balances (less any outstanding loan balances) under the plan in a lump sum by the end of the second calendar year after the year in which the sale occurs.

10.21 Transfers to Thrift Plan. If an employee of an employer:

(a)        ceases to satisfy the requirements of paragraph 2.1(b);

(b)        continues to be employed by an employer or an affiliate; and

(c) coincident with his failure to satisfy the requirements of paragraph 2.1(b), he becomes eligible to participate in the thrift plan;

then his account balances under the plan, determined as of the date described in paragraph (a) next above, shall be transferred to the corresponding accounts under the thrift plan and, for periods thereafter, he shall cease to be a participant in the plan and shall be a participant in the thrift plan, subject to the terms and conditions of the thrift plan.

SECTION 11.

                              Withdrawals and Loans

11.1. Pre-Termination Withdrawals From Employee After-tax Account. Subject to the provisions of subsections 11.5 and 11.6, as of any date but not more frequently than twice during any calendar year, a participant who is employed by an employer or an affiliate may withdraw from his employee after-tax account an amount that is not less than $200 and not greater than the amount credited to his employee after-tax account (less any outstanding loan balance); provided, however, that a participant who has attained age 59-1/2 as of the effective date of the withdrawal may withdraw an amount that does not exceed the vested balance of his employee after-tax account.

11.2. Pre-Termination Withdrawals From Employee Tax-deferred Account. Subject to the provisions of subsections 11.5, 11.6 and 11.7, as of any date a participant who is employed by an employer or affiliate may, by showing of hardship (as described in subsection 11.3), withdraw from his employee tax-deferred account an amount that is not less than $1,000 and not more than the least of:

(a)        an amount equal to:

  (i) the amount credited to the participant's employee tax-deferred contribution subaccount, reduced by

 (ii) the sum of the amount previously withdrawn from the participant's employee tax-deferred subaccount after December 31, 1988 (including any outstanding loan balance), plus any earnings credited to the participant's employee tax-deferred subaccount for periods after December 31, 1988.

(b) the amount credited to the participant's employee tax-deferred contribution subaccount; or

(c) the amount necessary to satisfy such hardship in accordance with subsection 11.3.

Subject to the provisions of subsection 11.7, as of any date, a participant who is employed by an employer or an affiliate and who has attained age 59-1/2 as of the effective date of the withdrawal may withdraw an amount that does not exceed the vested balance (less any outstanding loan balance) of his employee tax-deferred contribution subaccount.

11.3. Hardship. A withdrawal shall be made on account of "hardship" if the requirements of paragraphs (a) and (b) next below are met:

(a) The withdrawal is requested because of the participant's immediate and heavy financial need on account of:

   (i) uninsured, deductible medical expenses incurred by the participant, the participant's spouse or any dependent of the participant (as defined in section 152 of the code);

  (ii) the purchase (excluding mortgage payments) of a principal residence of the participant;

 (iii) payment of tuition for up to the next 12 months of post-secondary education for the participant, or his spouse or children (including step-children); or

  (iv) the need to prevent (1) the eviction of the participant from his principal residence or (2) foreclosure on the mortgage of the participant's principal residence.

(b) The withdrawal is necessary to satisfy the immediate and heavy financial need of the participant. A withdrawal will be considered necessary under this paragraph (b) if the amount of the withdrawal does not exceed the amount required to relieve the financial need, including any federal, state or local income taxes or penalties reasonably anticipated to be incurred by the participant on account of the withdrawal, and if the participant signs a statement indicating that he has no other reasonable means of satisfying the immediate and heavy financial need.

11.4. Loans. A participant who is an employee of an employer or an affiliate or who is otherwise required to be given the opportunity to borrow under applicable regulations may, by following such procedures as the committee may from time to time establish, request a loan to be made to him from his accounts, subject to the following:

(a) No loan shall be made to a participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him under this plan and under any other qualified retirement plans made by affiliates would exceed $50,000, reduced by the excess, if any, of:

           (i) the highest outstanding balance of all loans to the participant from the plans during the one-year period ending on the day immediately before the date on which the loan is made; over

          (ii) the outstanding balance of loans from the plans to the participant on the date on which such loan is made;

           and no loan shall be made to a participant if the aggregate amount of that loan and the outstanding balance of any other loans to the participant would exceed one-half of the total vested balance of the participant's account balances under the plan as of the date the loan is made.

(b) Each loan to a participant shall be charged against the participant's accounts in the following order: (i) rollover subaccount, (ii) employee tax-deferred contribution subaccount (non-ESOP), (iii) employee tax-deferred contribution subaccount (ESOP), (iv) tax-deferred employer matched contribution subaccount (non-ESOP), (v) employee after-tax employer matched subaccount (non-ESOP), (vi) tax-deferred employer matched contribution subaccount (ESOP), (vii) employee after-tax employer matched contribution subaccount
           (ESOP), (viii) employee after-tax contribution subaccount (non-ESOP), and (ix) employee after-tax contribution subaccount (ESOP). Each loan shall be charged against each investment fund in which his accounts are invested in the same ratio as the value of his interest in such fund with respect to the applicable account bears to the total of all his interest in that account.

(c)        Each loan shall be evidenced by a written note providing for:

   (i) a reasonable repayment period, in whole months, of not less than six months nor more than 60 months from the date of the loan (including loans used to acquire a dwelling unit to be used as a principal residence);

  (ii)     a reasonable rate of interest;

 (iii) substantially equal payments of principal and interest over the term of the loan;

  (iv)     such other terms and conditions as the committee shall determine.

(d)        Only two loans may be outstanding any time.

(e)        Loans to participants shall be invested in the Loan Fund.

(f) Payments of principal and interest to the trustee with respect to any loan to a participant:

   (i)     shall reduce the outstanding balance with respect to that loan;

  (ii)     shall reduce the balance of the Loan Fund reflecting the loan;

 (iii) shall be credited to the participant's accounts in the following order: (A) employee after-tax contribution subaccount (non-ESOP), (B) employee after-tax contribution subaccount (ESOP), (C) employee after-tax employer matched contribution subaccount (non-ESOP), (D) tax-deferred employer matched contribution subaccount (non-ESOP), (E) employee after-tax employer matched contribution subaccount (ESOP),
           (F) tax-deferred employer matched contribution subaccount (ESOP), (G) employee tax-deferred contribution subaccount (non-ESOP), (H) employee tax-deferred contribution subaccount (ESOP), and (I) rollover subaccount; and

  (iv) shall be invested in the investment funds (other than the Loan Fund) in accordance with his current investment directions.

(g) A participant's obligation to repay a loan (or loans) from the plan shall be secured by the participant's vested interest in the plan.

(h) The committee may, from time to time, establish loan origination fees and loan administrative fees which may be charged to the participant's accounts under the plan, pro rata.

(i) Loan repayments may only be made by payroll deductions; provided, however, that if a participant is on an approved leave of absence, loan repayments, may be made from certified checks. No partial loan repayments may be made but a loan may be repaid in full at any time.

(j) Any loan to a participant shall become immediately due and payable upon the earlier of (i) 90 days after the end of the month following the month in which the participant's employment with the employers and affiliates terminates, unless such participant's accounts are scheduled to be transferred to another qualified plan, including transfers under subsection
           10.19 of the plan, (ii) the end of the sixth pay period after a payment is due and remains unpaid.
           Notwithstanding the foregoing, any loan to a participant made after December 31, 2002 shall become immediately due and payable as of the last day of the calendar quarter following the calendar quarter in which any required installment was due and remains unpaid. Notwithstanding any other provision of the plan to the contrary, if the outstanding balance of principal and interest on any loan is not paid at the expiration of its term or upon acceleration in accordance with the foregoing provisions of this paragraph (j), a default shall occur and the trustee shall apply all or a portion of the participant's vested interest in the plan in satisfaction of such outstanding obligation, but only to the extent such vested interest (or portion thereof) is then distributable under applicable provisions of the code and under the terms of the plan. If necessary to satisfy the entire outstanding obligation, such application of the participant's vested interest may be executed in a series of actions as amounts credited to the participant's account become distributable.

(k) If distribution is to be made to a beneficiary in accordance with subsection 10.6, any outstanding loan shall be canceled and the unpaid balance of the loan, together with any accrued interest thereon, shall be treated as a distribution to or on behalf of the participant immediately prior to commencement of distribution to the beneficiary.

(l) The committee shall establish uniform procedures for applying for a loan, evaluating loan applications, and setting reasonable rates of interest, which shall be communicated to participants in writing.

11.5. Partial Withdrawals. Subject to the provisions of subsections 11.6 and 11.7, as of any date a participant whose termination date has occurred under paragraph 9(a) or 9(b) and whose account balances have not been completely distributed pursuant to Section 10, and the beneficiary of any such participant who is deceased, may elect to withdraw an amount that is not less than $200 and not greater than the amount credited to the participant's accounts as of the next preceding accounting date, subject to the following:

(a) neither a participant whose termination date occurs under paragraph 9(c) or (d) nor the beneficiary of such a participant may elect a withdrawal under this subsection 11.5; and

(b) not more than twelve withdrawals may be made with respect to any participant under this subsection 11.5 during any 12 month period and any withdrawal under subsections 11.1 or 11.2 shall be deemed to be a partial withdrawal under this subsection 11.5 for purposes of the limitation in this paragraph (b).

11.6. Order of Pre-Termination Withdrawals From Accounts. A participant may not withdraw any amount from his employee tax-deferred account in accordance with the provisions of subsection 11.2 as of any date unless he has withdrawn all amounts which could then be withdrawn by him in accordance with subsection 11.1.

11.7. Order of Post-Termination Withdrawals From Accounts. Withdrawals in accordance with the provisions of subsection 11.5 shall be made in the following order:

(a) first, from the participant's employee after-tax contribution subaccount until exhausted;

(b) next, from the participant's employee after-tax employer matched contribution subaccount until exhausted;

(c) next, from the participant's employee tax-deferred contribution subaccount until exhausted;

(d) next, from the participant's tax-deferred employer matched contribution subaccount until exhausted; and

(e) finally, from the participant's profit sharing account until exhausted.

Notwithstanding the foregoing provisions of this subsection 11.7, withdrawals in accordance with the provisions of subsection 11.5 by a participant or beneficiary who is receiving benefits in the form described in subsection 10.4(b) shall be made, pro rata, from the participant's accounts.

11.8. Order of Withdrawal From Investment Funds. A withdrawal from a participant's accounts in accordance with this Section 11 shall be made, in cash, pro rata from the investment funds in which his accounts are invested. The amount of any withdrawal from the Nicor Stock Fund shall be determined on the basis of the fair market value of the shares of Nicor stock on his distribution date.

11.9. No Make-up of Withdrawals. A participant may not make-up or repay any amount withdrawn in accordance with the provisions of this Section 11.

SECTION 12.

                                   Nicor Stock

12.1. Purchase of Nicor Stock. The trustee may purchase shares of Nicor stock in the open market, through a dividend reinvestment plan or by private purchase; provided, however, that no private purchase of shares of Nicor stock shall be made at a price that is greater per share than the last preceding sale price for shares of Nicor stock as reported on the New York Stock Exchange Composite List.

12.2. Voting Nicor Stock. Voting rights with respect to shares of Nicor stock held in the Nicor Stock Fund shall be exercised in accordance with the provisions of Supplement B.

SECTION 13.

                                  The Committee

13.1. Membership. The committee referred to in subsection 1.2 shall consist of one or more persons appointed by the Board of Directors of the company. The members of the committee shall be the "named fiduciaries" (as described in section 402 of ERISA) under the plan. Except as otherwise specifically provided in this Section 13, in controlling and managing the operation and administration of the plan, the committee shall act by the concurrence of a majority of its then members by meeting or by writing without a meeting. The committee, by unanimous written consent, may authorize any one of its members to execute any document, instrument or direction on its behalf. A written statement by a majority of the committee members or by an authorized committee member shall be conclusive in favor of any person (including the trustee) acting in reliance thereon.

13.2. Rights, Powers and Duties. The committee shall have such authority as may be necessary to discharge its responsibilities under the plan, including the following powers, rights and duties:

(a)        To select a chairman who shall be a member of the committee.

(b) To select a secretary who may, but need not, be a member of the committee.

(c) To conclusively interpret and construe the provisions of the plan and to remedy ambiguities, inconsistencies and omissions of whatever kind or nature.

(d) To adopt, and apply in a uniform and nondiscriminatory manner to all persons similarly situated, such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the plan, and as are consistent with the provisions of the plan.

(e) To conclusively determine all questions arising under the plan, including the power to determine rights or eligibility of employees or former employees, and the respective benefits of participants and others entitled thereto.

(f) To maintain and keep adequate records concerning the plan and concerning its proceedings and acts in such form and detail as the committee may decide.

(g)        To direct all benefit payments under the plan.

(h) To furnish the employers with such information with respect to the plan as may be required by them for tax or other purposes.

(i) By unanimous action of the members then acting, to employ agents and counsel (who also may be employed by the employers or the trustee) and to delegate to them, in writing, such powers as the committee considers desirable.

(j) To act as the "plan administrator" (as defined in section 414(g) of the code) for purposes of establishing and implementing procedures to determine the qualified status of domestic relations orders (in accordance with the requirements of section 414(p) of the code) and to administer distributions under such qualified orders.

13.3. Information to be Furnished to Committee. Each employer shall furnish the committee such data and information as the committee may require. As a condition of receipt of benefits under the plan, the person making claim therefor must furnish to the committee such documents, evidence, data or other information as the committee considers desirable to determine eligibility for such benefits.

13.4. Committee's Decision Final. To the extent permitted by law, any interpretation of the plan and any decision on any matter within the discretion of the committee made by the committee in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the committee shall make such adjustment on account thereof as it considers equitable and practicable. Notwithstanding any other provision of the plan to the contrary, benefits under the plan will be paid only if the committee, in its discretion, determines that the applicant is entitled to them pursuant to the terms of the plan.

13.5. Remuneration and Expenses. No remuneration shall be paid to any committee member as such. However, the expenses of the committee members (including fees of persons employed by them in accordance with paragraph 13.2(i)) incurred in the performance of a committee function or the administration of the trust fund shall be paid from the trust fund in accordance with the provisions of the trust agreement to the extent not paid by the employers.

13.6. Indemnification of the Committee. The committee and the individual members thereof shall be indemnified by the company against any and all liabilities, losses, costs, and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the committee or the members by reason of the performance of a committee function if the committee or such members did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

13.7. Exercise of Committee's Duties. Notwithstanding any other provisions of the plan, the committee shall discharge its duties hereunder solely in the interests of the plan participants and other persons entitled to benefits under the plan, and:

(a) for the exclusive purpose of providing benefits to plan participants and other persons entitled to benefits thereunder; and

(b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

13.8. Resignation or Removal of Committee Member. A committee member may resign at any time by thirty days advance written notice to the company, the trustee and the other committee members. The Board of Directors of the company may remove a committee member by giving advance written notice to him, the trustee and the other committee members.

13.9. Appointment of Successor Committee Members. The Board of Directors of the company may fill any vacancy in the membership of the committee and shall give prompt written notice thereof to the other committee members, the other employers and the trustee. While there is a vacancy in the membership of the committee, the remaining committee members shall have the same powers as the full committee until the vacancy is filled.

13.10 Interested Committee Member. A member of the committee may not decide or determine any matter or question concerning his own benefits under the plan unless such decision could be made by him under the plan if he were not a member of the committee.

SECTION 14.

                            Amendment and Termination

14.1. Amendment. While the employers expect and intend to continue the plan, the company must reserve and reserves the right, subject to the provisions of the trust, to amend the plan at any time, except that no amendment shall reduce a participant's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the employers and the affiliates on the date of the amendment.

14.2. Termination. The plan, as applied to all employers, will terminate on the date it is terminated by the company, provided that written notice is provided to the trustee, the committee, and the other employers. The plan, as applied to any employer, will terminate on the first to occur of the following:

(a) the date it is terminated by that employer if thirty days advance written notice of the termination is given to the trustee, the committee and the other employers;

(b) the date that employer completely discontinues its contributions under the plan;

(c)        the date that employer is judicially declared bankrupt or insolvent;
           or

(d) the dissolution, merger, consolidation or reorganization of that employer, or the sale by that employer of all or substantially all of its assets, except that, subject to the provisions of subsection 14.3, with the consent of the company, in any such event arrangements may be made whereby the plan will be continued by any successor to that employer or any purchaser of all or substantially all of that employer's assets, in which case the successor or purchaser will be substituted for that employer under the plan.

14.3. Merger and Consolidation of Plan, Transfer of Plan Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each affected participant in the plan on the date thereof (if the plan, as applied to his employer, then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the plan, as applied to his employer, had then terminated.

14.4. Vesting and Distribution on Termination and Partial Termination. On termination of the plan in accordance with subsection 14.2 or on partial termination of the plan, as applied to any employer, by operation of law, the date of termination or partial termination, as the case may be, will be an accounting date and, after all adjustments then required have been made, each affected participant's benefits will be nonforfeitable. If, on termination of the plan as applied to any employer, a participant remains an employee of the employers, or an affiliate, the amount of his benefits shall be retained in the trust until after his termination of employment with all of the employers and affiliates and shall be paid to him in accordance with the provisions of Section 10. The benefits payable to a participant whose employment with all of the employers and affiliates is terminated coincident with the termination of the plan as applied to his then employer (and the benefits payable to an affected participant on partial termination of the plan) shall be paid to him in accordance with the provisions of Section 10. All appropriate accounting provisions of the plan will continue to apply until the benefits of all affected participants have been distributed to them.

14.5. Notice of Amendment, Termination or Partial Termination. Affected persons will be notified of an amendment, termination or partial termination of the plan as required by law.

                                  SUPPLEMENT A
                                       TO
                  NICOR COMPANIES SAVINGS INVESTMENT PLAN


Application     A-1. This Supplement A to Nicor Companies Savings Investment
                Plan (the "plan") shall be applicable on and after the date on which the plan becomes top-heavy (as described in subsection
                A-5).

Effective Date  A-2. The effective date of this Supplement A is January 1,
                2001.

Definitions     A-3. Unless the context clearly implies or indicates the
                contrary, a word, term or phrase used or defined in the plan is similarly used or defined for purposes of this Supplement A.

Affected A-4. For purposes of this Supplement A, the term Participant "affected participant" means each participant who is employed by an employer or an affiliate during any plan year for which the plan is top-heavy; provided, however, that the term "affected participant" shall not include any participant who is covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining between his employer and his collective bargaining representative.

Top-Heavy       A-5.  The plan shall be "top-heavy" for any plan
                year if, as of the determination date for that year (as described in paragraph (a) next below), the present value of the benefits attributable to key employees (as defined in subsection A-6) under all aggregation plans (as defined in subsection
                A-7) exceeds 60% of the present value of all benefits under such plans. The foregoing determination shall be made in accordance with the provisions of section 416 of the code. Subject to the preceding sentence:

               (a)   The determination date with respect
                     to any plan for purposes
                     of determining top-heavy status for any plan year of that plan shall be the last day of the preceding plan year or, in the case of the first plan year of that plan, the last day of that year. The present value of benefits as of any determination date shall be determined as of the accounting date or valuation date coincident with or next preceding the determination date. If the plan years of all aggregation plans do not coincide, the top-heavy status of the plan on any determination date shall be determined by aggregating the present value of plan benefits on that date with the present value of the benefits under each other aggregation plan determined as of the determination date of such other aggregation plan which occurs in the same calendar year as the plan's determination date.

               (b) Benefits under any plan as of any determination date shall include the amount of any distributions from that plan made during the plan year which includes the determination date or during any of the preceding four plan years, but shall not include any amounts attributable to employee contributions which are deductible under section 219 of the code, any amounts attributable to employee-initiated rollovers or transfers made after December 31, 1983 from a plan maintained by an unrelated employer, or, in the case of a defined contribution plan, any amounts attributable to contributions made after the determination date unless such contributions are required by section 412 of the code or are made for the plan's first plan year.

               (c) Benefits attributable to a participant shall include benefits paid or payable to a beneficiary of the participant, but shall not include benefits paid or payable to any participant who has not been employed by an employer or affiliate during any of the five plan years ending on the applicable determination date.

               (d) The accrued benefit of any participant who is a non-key employee with respect to a plan but who was a key employee with respect to such plan for any prior plan year shall not be taken into account.

               (e) The accrued benefit of a non-key employee shall be determined under the method which is used for accrual purposes for all plans of the employer and affiliates; or if there is not such a method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the code.

               (f) The present value of benefits under all defined benefit plans shall be determined on the basis of the actuarial assumptions specified in the retirement plan.

Key Employee    A-6.  The term "key employee" means a participant
                or beneficiary under any plan who is a key employee within the meaning ascribed to that term by section 416(i) of the code. Subject to the preceding sentence, for plan years beginning after December 31, 1988, the term key employee includes any employee or deceased employee (or the beneficiary of such deceased employee) who at any time during the plan year which includes the determination date or during any of the four preceding plan years was:

               (a) an officer of any employer or affiliate with compensation (as defined in subsection A-8) for that year in excess of 50 percent of the amount in effect under section 415(b)(1)(A) of the code for the calendar year in which that year ends; provided, however, that the maximum number of employees who shall be considered key employees under this paragraph (a) shall be 50;

               (b) one of the 10 employees owning the largest interests in any employer or any affiliate (disregarding any ownership interest which is less than1/2of one percent), excluding any employee for any plan year whose compensation for that year did not exceed the applicable amount in effect under section 415(c)(1)(A) of the code for the calendar year in which that year ends;

               (c)   a 5% owner of any employer or of any affiliate; or

               (d) a 1% owner of any employer or any affiliate having compensation in excess of $150,000.

Non-Key          A-7.  The term "non-key employee" means any
Employee         employee or beneficiary of a deceased employee who
                 is not a key employee).

Compensation    A-8.  The term "compensation" for purposes of this
                Supplement A means compensation within the meaning of section 415(c)(3) for that year, not exceeding
                $160,000 (as adjusted in each case in accordance with 401(a)(17) of the code); provided, however, that solely for purposes of determining who is a key employee, the term "compensation" means compensation as defined in section 414(q)(7) of the code.

Aggregation
Plan A-9. The term "aggregation plan" means the plan and each other retirement plan maintained by an employer or affiliate which is qualified under section 401(a) of the code and which:

             (a) during the plan year which includes the applicable determination date, or during any of the preceding four plan years, includes a key employee as a participant;

             (b) during the plan year which includes the applicable determination date, or during any of the preceding four plan years, enables the plan or any plan in which a key employee participates to meet the requirements of section 401(a)(4) or 410 of the code; or

             (c) would meet the requirements of sections 401(a)(4) and 410 if it were considered together with the plan and all other plans described in paragraphs (a) and (b) next above.

Required
Aggregation     A-10. The term "required aggregation plan" means a plan
Plan           described in either paragraph (a) or (b) of subsection A-9.

Permissive
Aggregation     A-11.  The term "permissive aggregation plan" means
Plan            a plan described in paragraph (c) of subsection A-9.


Vesting A-12. For any plan year during which the plan is top-heavy, the account balances of any affected participant who has completed at least three years of service shall be 100% vested. If the plan ceases to be top-heavy for any plan year, the provisions of this subsection A-12 shall continue to apply to (i) the portion of an affected participant's account balances which were accrued and vested prior to such plan year (adjusted for subsequent earnings and losses) and (ii) in the case of an affected participant who had completed at least 5 years of service, the portion of his account balances which accrues thereafter.

Minimum         A-13.  For any plan year during which the plan is
Contribution    top-heavy, the minimum amount of employer
                contributions and forfeitures (excluding for plan years beginning after December 31, 1988, elective contributions described in section 401(k) of the code and employer matching contributions described in section 401(m) of the code) allocated to the accounts of each affected participant who is employed by an employer or affiliate on the last day of that year, who is not a key employee and who is not entitled to a minimum benefit for that year under any defined benefit aggregation plan which is top-heavy shall, when expressed as a percentage of the affected participant's compensation, be equal to the lesser of:

               (a)   3%; or

               (b) the percentage at which employer contributions (including for plan years beginning after December 31, 1988, employer contributions made pursuant to a cash or deferred arrangement) and forfeitures are allocated to the accounts of the key employee for whom such percentage
                     (when expressed as a percentage of
                     compensation) is greatest.

                For purposes of the preceding sentence, compensation earned while a member of a group of employees to whom the plan has not been extended shall be disregarded. Paragraph (b) next above shall not be applicable for any plan year if the plan enables a defined benefit plan described in paragraph A-9(a) or A-9(b) to meet the requirements of section 401(a)(4) or 410 for that year. Employer contributions for any plan year during which the plan is top-heavy shall be allocated first to non-key employees until the requirements of this subsection A-13 have been met and, to the extent necessary to comply with the provisions of this subsection A-13, additional contributions shall be required of the employers.

                                  SUPPLEMENT B
                                       TO
                   NICOR COMPANIES SAVINGS INVESTMENT PLAN
                                (ESOP Provisions)


Effective Date  B-1. The effective date of this Supplement B to the Nicor
                Companies Savings Investment Plan and the ESOP to which it relates is July 1, 1997.

Purpose B-2. The purpose of this Supplement B is to set forth the provisions of the plan applicable to the ESOP and not set forth elsewhere in the plan.

Definitions     B-3. Unless the context clearly implies or indicates the
                contrary, a word, term or phrase used or defined in the plan is similarly used or defined for purposes of this Supplement B.

Allocation of
Nicor Stock     B-4. As of each accounting date coincident with or following the effective date of the ESOP, shares of Nicor stock held in the ESOP shall be allocated as set forth in subsection 7.1 to the accounts of participants who have elected to invest all or a portion of their accounts in the Nicor Stock
                Fund pursuant to an election described in subsection 6.2.

Distribution of  B-5.  An amount equal to the cash dividends paid on
Cash Dividends   or after the effective date of the ESOP on shares
                 of Nicor stock held by the trustee in the Nicor Stock Fund shall be distributed, in cash, as soon as practicable after the accounting date ending the accounting period in which the dividends are paid to the trustee (but in no event more than 90 days after the close of the plan year in which the dividends are paid to the trustee) to participants (or, in the event of the participant's death, to the participant's beneficiary) in accordance with the provisions of subsection 7.1. Distributions under this subsection B-5 shall not require the consent of the participant or any other person, shall not be subject to the restrictions on pre-termination withdrawals described in
                 Section 11, and shall not be considered an eligible rollover distribution for purposes of subsection 10.19.

Distributions    B-6.  Distributions or withdrawals in accordance
and              with Section 10 or 11 to or on behalf of any
Withdrawals      participant or beneficiary from the Nicor Stock
                 Fund shall be made in cash, except that the participant (or, in the event of his death, his beneficiary) may elect to receive, in lieu of cash, the distribution or withdrawal from his account invested in such investment fund in the form of whole shares of Nicor stock and cash equal to the fair market value of any fractional share of Nicor stock. The amount of cash and the number of whole shares of Nicor stock so distributed or withdrawn shall be determined in accordance with the applicable provisions of subsections 7.1 and 10.10 of the plan, treating the accounting date as of which such distribution or withdrawal is made as the distribution date for this purpose.

Diversification  B-7. Consistent with the diversification requirements of section 401(a)(28) of the code, a participant may elect to diversify all or a portion of his account which is invested in the Nicor Stock Fund by filing an investment election pursuant to subsection 6.3 of the plan.

Put Options     B-8.  If Nicor stock held under the ESOP is not
                readily tradable on an established securities market (within the meaning of section 409(h)(1)(B) of the code), any participant or beneficiary who is entitled to a distribution of such shares from the plan shall have a right to require the company to repurchase such shares in accordance with section 409(h)(1)(B) of the code. Nicor stock held under the ESOP shall not be subject to a put, call, or other option, or a buy-sell or similar arrangement either while held by the plan or when distributed to or on account of a participant, whether or not the plan is then an employee stock ownership plan.

ESOP Loan       B-9.  If the plan is amended to cause it to enter
                into an ESOP Loan, as defined at Treas. Reg.
                Section 54.4975-7, any assets acquired by the plan with the proceeds of an ESOP Loan shall be added to and maintained in a suspense account in accordance with Treas. Reg. Sections
                54.4975-7(b)(8) and (15) and Section 54.4975-11.

Appraiser       B-10. If at any time the Nicor stock held by the plan is not readily tradable on an established securities market, all valuations of such stock with respect to activities carried on by the plan will be made by an independent appraiser meeting the requirements of section 401(a)(28) of the code.

Voting of       B-11. To the extent consistent with the trustee's
Nicor Stock     fiduciary obligations under ERISA, the Nicor stock
                held in the Nicor Stock Fund shall be voted by the trustee as follows:

               (a) Within a reasonable time before each annual or special meeting of shareholders of Nicor, the company shall cause to be provided to each participant whose accounts are invested in the Nicor Stock Fund a copy of the proxy soliciting material for the meeting, together with a form requesting instructions to the trustee as to how to vote the number of whole shares of Nicor stock credited to such participant's accounts. The voting instructions received by the trustee shall be held by it in confidence.

               (b) Upon timely receipt of such instructions, the trustee shall vote the shares of Nicor stock for which it does not receive voting instructions, and all other shares held by the trustee in the Nicor Stock Fund, in the same proportion as it votes shares with respect to which it has received voting instructions, unless the trustee determines that to do so would be inconsistent with Title I of ERISA.

                           FIRST AMENDMENT OF
                 NICOR COMPANIES SAVINGS INVESTMENT PLAN

      By virtue and in exercise of the amending power reserved to Northern Illinois Gas Company (the "Company") by the terms of the Nicor Companies Savings Investment Plan (the "Plan") and pursuant to the authority delegated to the undersigned officers of the Company adopted on March 10, 1982, the Plan is hereby amended effective as of January 1, 2001, in the following particulars:

1. By substituting the following for subsection 8.9 of the Plan:

      "8.9 Code Section 401(k)(3) Testing. The difference between (i) the average of the deferral percentages (as defined below) of each eligible employee who is highly compensated for the plan year (referred to hereinafter as the `highly compensated group deferral percentage'), and (ii) the average of the deferral percentages for the plan year of each eligible employee who was not highly compensated for such plan year (referred to hereinafter as the `non-highly compensated group deferral percentage') shall satisfy one of the tests set forth in section 401(k)(3)(A)(ii) of the code. The `deferral percentage' for any eligible employee for a plan year shall be determined by dividing the amount of the employee tax-deferred contributions made with respect to the participant for such year by his section 415 compensation for the year, subject to the following special rules:

      (a) the deferral percentage of an eligible employee who makes no employee tax-deferred contributions for the year shall be counted as zero;

      (b) the deferral percentage for any eligible employee who is highly compensated and who is eligible to make elective deferrals under one or more other plans maintained by an employer or affiliate for a plan year of such other plan that ends with or within the same calendar year as the plan year (other than a plan or arrangement subject to mandatory disaggregation under applicable Treasury regulations) shall be determined as if all such elective deferrals were made on his behalf under the plan;

      (c) excess employee tax-deferred contributions distributed to a participant under subsection 8.8 shall be counted in determining such participant's deferral percentage except in the case of a distribution to a non-highly compensated participant required to comply with section 401(a)(30) of the code; and

      (d) in the event that this plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the code only if aggregated with one or more other plans having the same plan year, or if one or more other plans having the same plan year as this plan satisfy the requirements of such sections of the code only if aggregated with this plan, then this subsection 8.9 shall be applied as if all such plans were a single plan.

Application of this subsection 8.9 shall be consistent with the provisions of section 401(k)(3) of the code and the regulations thereunder. The provisions of this subsection 8.9 shall be deemed to be satisfied for any plan year if the requirements of section 401(k)(12) of the code are satisfied."

2. By substituting the following for subsection 8.11 of the Plan:

      "8.11. Code Section 401(m)(2) Testing. For any plan year, the difference between (i) the average of the contribution percentages (as defined below) of each eligible employee who is highly compensated for the plan year (referred to hereinafter as the `highly compensated group contribution percentage'), and (ii) the average of the contribution percentages for the plan year of each eligible employee who was not highly compensated for such plan year (referred to hereinafter as the `non-highly compensated group contribution percentage') shall satisfy one of the tests set forth in section 401(m)(2)(A) of the code. The `contribution percentage' for any eligible employee for a plan year shall be determined by dividing the sum of his employee after-tax contributions and the employer matched contributions made for him for the year by his section 415 compensation for the year, subject to the following special rules:

      (a) the contribution percentage of each eligible employee with respect to whom no employee after-tax contributions and employer matched contributions are made for the year shall be counted as zero;

      (b) the contribution percentage for any eligible employee who is highly compensated and who is eligible to participate in one or more other qualified plans maintained by an employer or affiliate under which employee after-tax contributions or matching contributions may be made by or for him shall be determined as if all such contributions were made by or for him under the plan; and

      (c) in the event that this plan satisfies the requirements of sections 401(m), 401(a)(4), or 410(b) of the code only if aggregated with one or more other plans having the same plan year, or if one or more other plans having the same plan year as this plan satisfy the requirements of such sections of the code only if aggregated with this plan, then this subsection 8.11 shall be applied as if all such plans were a single plan.

Application of the provisions of this subsection 8.11 shall be consistent with the provisions of section 401(m) of the code and the regulations thereunder. The provisions of this subsection 8.11 shall be deemed to be satisfied with respect to employer matched contributions (and such contributions shall not be taken into account for purposes of applying the foregoing provisions of this subsection 8.11) for any plan year if the requirements of section 401(m)(11) of the code are satisfied."


      IN WITNESS WHEREOF, the undersigned officer has caused these presents to be signed on behalf of the Company this 13th day of March, 2002.



                                    Northern Illinois Gas Company

                                    By:  /s/ Claudia Colalillo
                                    Its: Vice President Human Resources and
                                         Corporate Commununications

                           SECOND AMENDMENT OF
                 NICOR COMPANIES SAVINGS INVESTMENT PLAN

By virtue and in exercise of the amending power reserved to Northern Illinois Gas Company (the "Company") by the terms of the Nicor Companies Savings Investment Plan (the "Plan") and pursuant to the authority delegated to the undersigned officers of the Company adopted on March 10, 1982, the Plan is hereby amended in the following particulars, all effective as of June 1, 2002 unless otherwise specified:

1. By substituting the following for subsections 10.4, 10.5, 10.6 and 10.7, respectively, of the Plan:

      "10.4. Manner of Payment. Subject to the provisions of this Section 10, a participant's accounts shall be distributed to or for the benefit of the participant, or in the event of his death, to or for the benefit of his beneficiary, by payment in a lump sum; provided, however that a participant whose termination date occurs under paragraph 9(a) and the beneficiary of a participant whose termination date occurs under paragraph 9(a) or 9(b) may elect distribution of the participant's account by one of the following methods:

      (a)  By payment in a lump sum. OR

      (b) By payment in a series of substantially equal annual, semi-annual, quarterly or monthly installments over a period not exceeding the payee's life expectancy. OR

      (c) For distributions with a distribution date prior to June 1, 2002, by purchase from the insurer and distribution to the payee of an annuity, subject to the following:

(i) Methods of payment shall be limited to (1) a single life annuity (as defined in subsection 10.5); (2) a joint and survivor annuity (as defined in subsection 10.5); (3) a single life annuity with a refund feature; and (4) a single life annuity with a fifteen year period certain feature.

(ii) An annuity benefit may be of the fixed or variable type under which annuity payments will commence as of the participant's distribution date. The premium paid to the insurer for an annuity will be charged to the participant's accounts when paid. The committee shall cause the annuity to be delivered to the person or persons entitled to payments under it in a nontransferable and noncommutable form.

(iii)          Payments under the annuity shall satisfy the requirements of section 401(a)(9) of the code and the regulations thereunder, including the incidental death benefit requirement.

If a participant dies after distribution of his accounts have commenced in the form described in paragraph (b) next above, the remaining portion of the participant's account balances shall be distributed to or for the benefit of his beneficiary in accordance with the distribution method in effect on the date of the participant's death; provided, however, that the beneficiary may elect to accelerate payment of such benefits.

      10.5. Payment in and Waiver of Joint and Survivor Annuity Form and Single Life Annuity Form. The provisions of this subsection 10.5 shall have no application for distributions with a distribution date occurring on or after June 1, 2002. If a participant's distribution date is prior to June 1, 2002 and the participant elects to have his account balances paid in accordance with paragraph 10.4(c), his account balances shall be applied to purchase a contract from an insurance company providing for payment in the form of a joint and survivor annuity (as defined below) if the participant is legally married under the laws of any jurisdiction on his distribution date, and in the form of a single life annuity (as described below) if the participant is unmarried on his distribution date, subject to the following provisions of this subsection 10.5. During an "election period" commencing no less than 30 days after the participant receives the election information described in subsection 10.7 and no more than 90 days before the participant's distribution date, a participant may waive payment in the joint and survivor annuity form (or single life annuity form in the case of an unmarried participant) and elect payment in one of the other forms permitted by subsection
           10.4. If a participant is legally married on his distribution date, then the waiver described in the preceding sentence will be effective only with spousal consent (as described in subsection 10.17). A participant may, at any time during his election period, revoke any prior waiver of the joint and survivor annuity form or single life annuity form, in which case his account balances shall be paid in the form of a joint and survivor annuity or a single life annuity, as applicable, in accordance with the foregoing provisions of this subsection 10.5. The term "joint and survivor annuity" means an annuity for the life of the participant with a survivor annuity for the life of his surviving spouse which is equal to 50 percent of the amount of the annuity payable during the joint lives of the participant and his spouse and which is the actuarial equivalent of a single life annuity for the life of the participant. The term "single life annuity" means an annuity payable for the payee's lifetime only.

      10.6. Payment in Form of Pre-Retirement Surviving Spouse Annuity. The provisions of this subsection 10.6 shall have no application for distributions with a distribution date occurring on or after June 1, 2002. If a participant dies after electing to have his account balances distributed in accordance with paragraph 10.4(c) but prior to his distribution date, if the participant's distribution date is prior to June 1, 2002, and if such participant is legally married under the laws of any jurisdiction on the date of his death, the entire balance in his accounts shall be applied to purchase a contract from an insurance company providing for payment in the form of a pre-retirement surviving spouse annuity (as described below), which contract shall be distributed to the participant's surviving spouse. The term "pre-retirement surviving spouse annuity" means an annuity payable to the surviving spouse for life. Distribution of the contract providing for the pre-retirement surviving spouse annuity shall be made, and payment under such contract shall commence, as of the accounting date which is coincident with, or next following the later of the participant's termination date or the 65th anniversary date of the participant's birth; provided, however, that the surviving spouse may elect to receive the pre-retirement surviving spouse annuity contract, and to commence receipt of payments under such contract, within a reasonable time following the participant's death. A participant's surviving spouse who is eligible for a pre-retirement surviving spouse annuity in accordance with the foregoing provisions of this subsection 10.6 may waive payment in that form and elect payment in any form permitted by subsection 10.4 by filing an election with the committee after the participant's death.

      10.7. Election Information. The provisions of this subsection 10.7 shall have no application for distributions with a distribution date occurring on or after June 1, 2002. As soon as practicable after a participant elects to have his account balances paid to him in accordance with paragraph 10.4(c) (but in no event less than 30 days nor more than 90 days before the participant's distribution date occurs), the committee will provide the participant with election information consisting of:

      (a) a written description of the joint and survivor annuity or single life annuity, as the case may be, and the relative financial effect of payment of his account balances in the respective form;

      (b) a notification of the right to waive payment in that form and the spouse's right, if applicable, with respect to that waiver;

      (c) a notification of the participant's right to rescind a prior revocation of distribution in the form of a joint and survivor annuity and the effect thereof; and

      (d) a general description of the eligibility conditions and other material features of the optional forms of distribution under the plan and information explaining the relative values of such optional forms of distribution.

The committee may make such election information available to a participant by:

      (1)  personal delivery to him;

      (2) first-class mail, postage prepaid, addressed to the participant at his last known address as shown on the employer's records; or

      (3) permanent posting on a bulletin board located at the participant's work site.

A participant may request, by notice filed with the committee during his election period, an explanation, written in nontechnical language, of the terms, conditions and financial effect (in terms of dollars per monthly benefit payment) of payment in the joint and survivor annuity form or single life annuity form. If not previously provided to the participant, the committee shall provide him with such explanation within 30 days of his request by one of the methods described in paragraphs (1) or (2) next above, and the participant's election period will be extended, if necessary, to include the 90th day next following the date on which he receives such explanation."

2. By substituting the following for paragraph 10.8(b) of the Plan:

      "(b) Subject to the following provisions of this subsection 10.8, a participant may elect to have distribution of his account balances commence in the form of a lump sum or, if the distribution date occurs prior to June 1, 2002, an annuity, as of any date that is coincident with or following his termination date and prior to his age 70-1/2; provided, however, that a person who was a participant in the plan on April 1, 1998 and whose termination date occurs under paragraph 9(a) may elect to have his account balances commence in any form of payment permitted under the terms of the plan; and provided further that, if a participant does not make an election in accordance with this paragraph (b) within 90 days of his termination date, he shall be deemed to have elected to defer distribution of his account balances until the earlier of (i) the date that he subsequently elects to commence distribution, or (ii) the date on which he attains age 70-1/2."

3. By substituting the following for subsection 10.17 of the Plan:

      "10.17. Spousal Consent. Any election by a participant under the plan which, by its terms, requires spousal consent, shall be effective only if (i) the participant's spouse consents in writing to such election; (ii) the consent acknowledges the effect of the election and is witnessed by a notary public (or, if permitted by the committee, a plan representative appointed or approved by the committee); (iii) in the case of a spousal consent to a beneficiary designation election, such election designates a specific beneficiary which may not be changed without spousal consent; and (iv) in the case of a participant's waiver of a joint and survivor annuity, if the participant's distribution date is prior June 1, 2002 and prior to his 65th birthday, the spouse consents to the time of payment and the spouse consents to the optional form of payment elected by the participant; provided, however, that unless otherwise provided by a qualified domestic relations order within the meaning of section 414(p) of the code, no such consent shall be required if:

      (a) the participant and his spouse are legally separated or the participant has been abandoned (within the meaning of local law) and the participant has a court order to such effect; or

      (b) it is established to the satisfaction of a plan representative appointed or approved by the committee that the consent of the participant's spouse cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations."

      IN WITNESS WHEREOF, the undersigned officer has caused these presents to be signed on behalf of the Company as of the 1st day of June, 2002.



                                    Northern Illinois Gas Company

                                    By:/s/ Claudia J. Colalillo
                                    Its Senior Vice President
                                        Human Resources & Customer Care

                           THIRD AMENDMENT OF
                 NICOR COMPANIES SAVINGS INVESTMENT PLAN

By virtue and in exercise of the amending power reserved to Northern Illinois Gas Company (the "Company") by the terms of the Nicor Companies Savings Investment Plan (the "Plan") and pursuant to the authority delegated to the undersigned officers of the Company adopted on March 10, 1982, the Plan is hereby amended in the following particulars, all effective as of January 1, 2002 unless otherwise specified, which amendments are intended as good faith compliance with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") and are to be construed in accordance with EGTRRA and guidance issued thereunder:

1. By substituting the following for subsection 4.1 of the Plan:

      "4.1. Employee Tax-deferred Contributions. Subject to the following provisions of this Section 4 and Section 8, each employer, out of its current or accumulated profits (as determined in accordance with recognized accounting principles and practices), shall contribute to the trustee, in cash, on behalf of each participant for whom a tax deferral election is in effect as to any pay period, an amount, referred to herein as an `employee tax-deferred contribution', which is equal to the amount by which the compensation (as defined in subsection 4.5) otherwise payable to the participant during that pay period by the employer has been reduced pursuant to the terms of a tax deferral election. For purposes of the plan, the term `tax deferral election' means an election by an employee to have the amount of the compensation that would otherwise be payable to him for each pay period during the period in which the election is in effect reduced by an amount that is not less than 1 percent and not more than 15 percent (or such other percent as the committee shall decide and, in all cases, in multiples of one percent). The plan provisions relating to certain limitations on employee after-tax contributions are set forth in subsection 4.2. Employee tax-deferred contributions shall be paid to the trustee in accordance with subsection 4.10."

2. Effective as of January 1, 2001, by substituting "5 percent" for "6 percent" where the latter phrase appears in the penultimate sentence of subsection 4.3 of the Plan."

3. By substituting the following for subsection 4.5 of the Plan:

      "4.5. Compensation. For purposes of the plan, a participant's `compensation' for any period means the regular basic cash remuneration paid to him for such period by reason of his employment with the employers as a participant, excluding bonuses, overtime pay, and all other remuneration of any kind including, but not limited to pre-paid salary increase advances and lump sum raise payments, and including vacation pay, reductions made in accordance with the provisions of subsection 4.1, reductions made pursuant to section 125 of the code, including under any tax exempt premium plan in which the employee participates, and reductions made pursuant to section 132(f)(4) of the code; provided, however, that the compensation of any participant for any plan year shall be disregarded to the extent that it exceeds $200,000 (adjusted in accordance with section 401(a)(17) of the code), taking into account any proration of such amount as may be required under applicable Treasury regulations on account of a short plan year. Notwithstanding the foregoing, the `compensation' as applied to any participant who is employed by NHS shall mean, for any period prior to March 1, 2002, the total cash remuneration paid to him for such period by reason of his employment with NHS (not in excess of the limitations imposed by section 401(a)(17) of the code), including reductions made in accordance with the provisions of subsection 4.1, reductions made pursuant to section 125 of the code, including under any tax exempt premium plan in which the employee participates, and reductions made pursuant to section 132(f)(4) of the code."

4. By substituting the following for subsection 4.11 of the Plan:

      "4.11. Rollover Contributions. An employee who satisfies the requirements of subsection 2.1 of the plan and who is actively employed by an employer and any participant who is actively employed by an employer or an affiliate may, with the consent of the committee, make a rollover contribution (as defined below) to the trustee of the plan. The term `rollover contribution' means:

      (a) a cash contribution to the plan by the participant of amounts distributed from an eligible plan (as defined below) or distributed from an individual retirement account and constituting a `rollover contribution' as described in section 408(d)(3) of the code and made within 60 days of receipt of such amount; or

      (b) a cash payment made to the plan by another qualified plan described in section 401(a) of the code as a direct rollover (as contemplated by section 401(a)(31) of the code) on behalf of and at the direction of the participant, provided such distributed or directly rolled over amounts are permitted to be rolled over to a qualified plan under the applicable provisions of the code as then in effect and such amounts do not consist of after-tax employee contributions or other amounts which would not otherwise be includible in gross income. For purposes of this subsection 4.5, an `eligible plan' shall mean a qualified plan described in section 401(a) or 403(a) of the code, an annuity contract described in section 403(b) of the code, an eligible plan under section 457(b) of the code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or an individual retirement account or annuity described in section 408(a) or 408(b) of the code. The committee may request from the participant such documents as it considers necessary or desirable to establish that the rollover contribution satisfies the foregoing requirements. The portion of a participant's interest under the plan which is attributable to his rollover contributions shall be fully vested and nonforfeitable at all times. An employee who has made a rollover contribution but who is not a participant in the plan will be treated as a participant solely with respect to the amounts credited to his rollover account under the plan (as described in Section 5)."

5. Effective as of January 1, 2001, by substituting the following for subsection 7.2 of the Plan:

      "7.2. Deduction, Crediting and Allocation of Contributions and Dividends. Subject to the provisions of Section 8:

      (a) Employee tax-deferred contributions, employee after-tax contributions and rollover contributions on behalf of a participant for any period shall be credited to that participant's appropriate accounts as of the day on which such contributions are made.

      (b) The amount of the employer matched contributions that are made on behalf of a participant shall be credited, as of the end of the day that the contributions are made, to the participant's employee tax-deferred account and employee after-tax account, pro rata, according to the rate of employee tax-deferred contributions and employee after-tax contributions that are made with respect to the participant, respectively; provided, however, that, if the sum of a participant's employee tax-deferred contribution rate and employee after-tax contribution rate exceeds 6 percent of the participant's compensation, then the amount of the employer matched contributions made with respect to the participant shall be credited to the participant's employee tax-deferred account in the same ratio that the participant's employee tax-deferred contribution rate (not in excess of 6 percent) bears to 6 percent, and the amount of any remaining employer matched contributions shall be credited to the participant's employee after-tax account.

      (c) As of the last day of each plan year the employer profit sharing contributions of each employer for that plan year shall be allocated among and credited to the profit sharing accounts of profit sharing participants who were employed by the employer on the last day of the plan year, pro rata based on the compensation paid to them from the employer for that plan year.

      (d) As of any accounting date which is also a dividend payment date, shares of Nicor stock received by the trustee as a result of a stock split or stock dividend shall be allocated among and credited to the accounts of participants whose accounts were invested in the Nicor stock fund as of the dividend record date to which the dividend payment date relates, pro rata based on the number of shares of Nicor stock held in the Nicor Stock fund as of the dividend record date.

      (e) As of any accounting date which is also a dividend payment date, cash dividends paid on shares of Nicor stock which were held in the Nicor stock fund as of the dividend record date to which the dividend payment date relates shall be distributed to participants in accordance with Supplement B of the plan; provided, however, that, for periods on an after May 1, 2002, the trustee shall use all cash dividends with respect to which participants have not elected a cash distribution pursuant to Supplement B to purchase shares of Nicor stock. Shares of Nicor stock purchased pursuant to the preceding sentence will be allocated and credited to the accounts of participants whose accounts were invested in the Nicor stock fund as of the dividend record date and who did not elect a cash distribution of dividends pursuant to Supplement B, pro rata based on the number of shares purchased by the trustee with the cash dividends.

For purposes of this Section 7, all employer contributions for any plan year which are made after the close of the plan year will be considered to have been made on the last day of that plan year regardless of when paid to the trustee."

6. By substituting the following for subsections 8.2 and 8.3, respectively, of the Plan:

      "8.2. Compensation for Limitation/Testing Purposes. For purposes of the plan, the term `section 415 compensation' for any plan year means the participant's compensation (as described in Treas. Reg. Section 1.415-2(d)(1)) paid during that year for personal services actually rendered in the course of employment with any employer or any section 415 affiliate, excluding deferred compensation and other amounts that receive special tax treatment (as described in Treas. Reg. Section 1.415-2(d)(2)) but including any elective contributions made on the participant's behalf for the year under the plan or any plan maintained by an employer or affiliate which are excludable from the participant's gross income by reason of section 125, 402(e)(3) and 132(f)(4) of the code. Notwithstanding the foregoing provisions of this subsection 8.2, `section 415 compensation' for any plan year shall be disregarded to the extent that it exceeds $200,000 (adjusted in accordance with section 401(a)(17) of the code), taking into account any proration of such amount as may be required under applicable Treasury regulations where section 415 compensation is computed with respect to a period of less than a full year (other than on account of mid-year commencement or cessation of active participation in the plan).

      8.3. Limitations on Annual Additions. Notwithstanding any other provision of the plan other than the provisions of this Section 8, a participant's annual additions (as defined below) for any plan year shall not exceed an amount equal to the lesser of:

      (a) $40,000 (as adjusted for each plan year to take into account any applicable cost-of-living adjustment for that year provided by the Secretary of the Treasury under section 415(d) of the code); or

      (b) 100 percent of the section 415 compensation paid to the participant in that plan year (determined without regard to the limitations of section 401(a)(17) of the code).

The limitations set forth under paragraphs (a) and (b) shall be adjusted to the extent required by subsection 8.4. For purposes of the plan, the term `annual additions' means, with respect to any participant for any plan year, the sum of the following amounts, determined without regard to whether any such amounts (or portions thereof) are subsequently distributed to the participant in accordance with the provisions of subsection 8.8, 8.10, 8.12 or 8.13:

      (1) employer contributions and forfeitures (including employee tax-deferred contributions which are considered to be employer contributions) credited to the participant's accounts for that plan year under this plan and each related defined contribution plan (as defined below);

      (2) employee contributions (other than rollover contributions) credited to the participant's accounts under this plan and each related defined contribution plan for that plan year; and

      (3) employer contributions allocated to any individual medical account (as described in section 415(l) of the code) that is maintained for the benefit of the participant under a related defined benefit plan (as defined below) and, if the participant is a key employee (as defined in Supplement A), any amount allocated to a related medical account (as defined below) maintained for the participant; provided, however, that the amounts described in this paragraph (3) shall be disregarded for purposes of the limitation set forth in paragraph (b) next above.

For purposes of the plan: (i) the term `related medical account' means any account maintained by any employer or section 415 affiliate under section 419A(d) of the code to fund retiree medical benefits; (ii) the term `section 415 affiliate' means any corporation or trade or business that is, along with any employer, a member of a controlled group of corporations or controlled group of trades or businesses (as described in sections 414(b) and (c) of the code, as modified by section 415(h) thereof); and (iii) the term `related defined contribution plan' and `related defined benefit plan' mean any other defined contribution plan and any defined benefit plan (both as defined in section 415(k) of the code), respectively, maintained by any employer or section 415 affiliate."

7. By adding the following as the last sentence of subsection 8.13 of the Plan:

"The provisions of this subsection 8.13 shall not apply for plan years beginning after December 31, 2001."

8. By substituting the following for paragraphs (c) and (d) of Section 9 of the
Plan:

      "(c) Vested Resignation or Dismissal. The participant resigns or is dismissed from the employ of the employers and the affiliates before retirement in accordance with paragraph (a) next above but after completing at least 3 years of service (5 years of service if the participant does not have at least one hour of service after December 31, 2001).

      (d) Non-Vested Resignation or Dismissal. The participant resigns or is dismissed from the employ of the employers and the affiliates before retirement in accordance with paragraph (a) next above and prior to completing at least 3 years of service (5 years of service if the participant does not have at least one hour of service after December 31, 2001)."

9. By substituting the following for subsections 10.19 and 10.20, respectively, of the plan:

      "10.19 Direct Rollover to an Eligible Retirement Plan. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this subsection 10.19, a distributee may elect, at the time and in the manner prescribed by the committee, to have any portion of an "eligible rollover distribution" (as defined in section 402(c)(4) of the code) paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this subsection 10.19, the following definitions shall apply:

      (a) An `eligible rollover distribution' means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; and any distribution to the extent such distribution is required under section 401(a)(9) of the code. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income; provided, however, that such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. A hardship withdrawal shall not constitute an eligible rollover distribution for purposes of the Plan.

      (b) An `eligible retirement plan' means an individual retirement account described in section 408(a) of the code, an individual retirement annuity described in section 408(b) of the code, an annuity plan described in section 403(a) of the code, or a qualified trust described in section 401(a) of the code that accepts the distributee's eligible rollover distribution. For distributions occurring after December 31, 2001, an `eligible retirement plan' also includes an annuity contract described in section 403(b) of the code or an eligible plan under section 457(b) of the code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the code.

      (c) A `distributee' means an employee or former employee and the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in section 414(p) of the code.

      (d) A `direct rollover to an eligible retirement plan' means a payment by the plan to the eligible retirement plan specified by the distributee.

      10.20 Distribution Only Upon Separation From Service. Notwithstanding any other provision of the plan to the contrary, for periods prior to January 1, 2002, a participant may not commence distribution of his employee tax-deferred contribution account pursuant to this Section 10, even though he has otherwise had a termination date under Section 9, unless or until he also has a `separation from service' within the meaning of section 401(k)(2)(B) of the code. The foregoing restriction shall not apply, however, if the participant's termination date occurs in connection with the sale by an employer to an unrelated corporation of at least 85 percent of the assets of a trade or business, or the sale of its interest in a subsidiary to an unrelated entity, provided (a) the participant remains employed in such trade or business or by such subsidiary after the sale, (b) the employer continues to maintain the plan after the sale, (c) no transfer of the participant's accounts occurs or is scheduled to occur after the sale pursuant to subsection 14.3 to a plan of such subsidiary or of the purchaser of such assets (or any entity affiliated therewith), and (d) the participant receives distribution of his account balances (less any outstanding loan balances) under the plan in a lump sum by the end of the second calendar year after the year in which the sale occurs. Effective as of January 1, 2002, the foregoing provisions of this subsection
10.20 not apply and a Participant shall be entitled to commence distribution upon his severance from employment, subject to other provisions of the Plan governing distributions, other than provisions which require a separation from service before such amounts may be distributed. The preceding sentence shall apply as of January 1, 2002, regardless of whether the Participant's severance from employment occurred before January 1, 2002."

10. Effective as of January 1, 2003, by substituting the following for clause 11.3(a)(iii) of the Plan:

           "(iii) payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post-secondary education for the participant, or his spouse or dependents (as defined in section 152 of the code); or"

11. By adding the following new subsection A-14 to Supplement A of the Plan immediately after Section A-13 thereof:

"Special Rules       A-14.  This subsection shall apply for
                     purposes of determining whether the plan is a top-heavy plan under section 416(g) of the code for plan years beginning after December
                     31, 2001, and whether the plan satisfies the minimum benefits requirements of section
                     416(c) of the code for such years. To the extent applicable, this subsection supersedes the foregoing provisions of this Supplement A.
                     (a)  A `key employee' means any employee or former employee
                          (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employers and affiliates having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the code for plan years beginning after December 31, 2002), a 5-percent owner of the employers and affiliates, or a 1-percent owner of the employer and affiliates having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the code and the applicable regulations and other guidance of general applicability issued thereunder.
                     (b)  The following provisions shall apply for purposes of
                          determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                           (i) The present values of accrued
                               benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under section 416(g)(2) of the code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting `5-year period' for `1-year period'.

                          (ii) Accrued benefits and accounts of any individual
                               who has not performed services for the employers and affiliates during the 1-year period ending on the determination date shall not be taken into account.

                     (c) Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the code."

12. Effective as of January 1, 2001, by substituting the phrase "subsection 7.2" for the phrase "subsection 7.1" where the latter phrase appears in subsection B-4 of Supplement B of the Plan.

13. Effective as of May 1, 2002, by substituting the following for subsection B-5 of Supplement B of the Plan:

"Treatment of    B-5. On and after May 1, 2002, any cash dividends
Cash Dividends   paid on shares of Nicor stock held by the trustee
                 in the Nicor Stock Fund shall be allocated and credited to participants' accounts in accordance with subsection 7.2(e) of the plan. Notwithstanding the foregoing, a participant (or in the event his death, his beneficiary) may elect to have any cash dividends paid on shares of Nicor stock held by the trustee in the Nicor Stock Fund distributed, in cash, as soon as practicable after the accounting date ending the accounting period in which the dividends are paid to the trustee (but in no event more than 90 days after the close of the plan year in which the dividends are paid to the trustee). Distributions under this subsection B-5 on and after May 1, 2002 shall not be subject to the restrictions on pre-termination withdrawals described in Section 11 and shall not be considered an eligible rollover distribution for purposes of subsection 10.19."

      IN WITNESS WHEREOF, the undersigned officer has caused these presents to be signed on behalf of the Company this 20 day of December, 2002.



                                    Northern Illinois Gas Company

                                    By: /s/ Claudia J. Colalillo
                                    Its Senior Vice President
                                        Human Resources & Customer Care

                           FOURTH AMENDMENT OF
                 NICOR COMPANIES SAVINGS INVESTMENT PLAN

By virtue and in exercise of the amending power reserved to Northern Illinois Gas Company (the "Company") by the terms of the Nicor Companies Savings Investment Plan (the "Plan") and pursuant to the authority delegated to the undersigned officers of the Company adopted on March 10, 1982, the Plan is hereby amended in the following particulars:

1. Effective as of January 26, 2003, by substituting the following for the last sentence of subsection 6.2 of the Plan:

"Elections pursuant to this subsection 6.2 shall be made in accordance with uniform and nondiscriminatory rules established from time to time by the committee and shall be subject to such restrictions as the committee may impose from time to time to comply with the provisions of applicable law, including Sarbanes-Oxley Act of 2002 (`Sarbanes-Oxley')."

2. Effective as of January 26, 2003, by substituting the following for the last sentence of subsection 6.3 of the Plan:

"A transfer shall be effective pursuant to uniform and nondiscriminatory rules established from time to time by the committee and shall be subject to such restrictions as the committee may impose from time to time to comply with the provisions of applicable law, including Sarbanes-Oxley."

3. Effective as of August 1, 2002, by substituting the following for that portion of subsection 11.4 of the Plan that precedes paragraph (a) thereof:

"A participant who is an employee of an employer or an affiliate or who is otherwise required to be given the opportunity to borrow under applicable regulations may, in accordance with uniform and nondiscriminatory rules established by the committee and by following such procedures as the committee may from time to time establish, request a loan to be made to him from his accounts. Notwithstanding the foregoing, no loan shall be made to a participant hereunder and any loan outstanding hereunder shall immediately become due and payable if the committee determines that such loan (or the continuation of such loan) would be a violation of applicable law, including Sarbanes-Oxley. All loans under the plan shall be made in accordance with the following:"


      IN WITNESS WHEREOF, the undersigned officer has caused these presents to be signed on behalf of the Company this 7 day of February, 2003.

                                    Northern Illinois Gas Company

                                    By:/s/ Claudia Colalillo
                                    Its: Senior Vice President
                                         Human Resources and Corporate
                                         Communications

                           FIFTH AMENDMENT OF
                 NICOR COMPANIES SAVINGS INVESTMENT PLAN

      By virtue and in exercise of the amending power reserved to Northern Illinois Gas Company (the "Company") by the terms of the Nicor Companies Savings Investment Plan (the "Plan") and pursuant to the authority delegated to the undersigned officers of the Company adopted on March 10, 1982, the Plan is hereby amended effective as of January 1, 2001, in the following particulars:

1. By substituting the following for subsection 8.2 of the Plan:

      "8.2.Compensation for Limitation/Testing Purposes. For purposes of the plan, the term "section 415 compensation" for any plan year means the participant's compensation (as described in Treas. Reg. Section 1.415-2(d)(1)) paid during that year for personal services actually rendered in the course of employment with any employer or any section 415 affiliate, excluding deferred compensation and other amounts that receive special tax treatment (as described in Treas. Reg. Section 1.415-2(d)(2)) but including any elective contributions made on the participant's behalf for the year under the plan or any plan maintained by an employer or affiliate which are excludable from the participant's gross income by reason of section 125, 402(e)(3) and 132(f)(4) of the code. Notwithstanding the foregoing provisions of this subsection 8.2, "section 415 compensation" for any plan year shall be disregarded to the extent that it exceeds $160,000 (adjusted in accordance with section 401(a)(17) of the code), taking into account any proration of such amount as may be required under applicable Treasury regulations where section 415 compensation is computed with respect to a period of less than a full year (other than on account of mid-year commencement or cessation of active participation in the plan)."



      IN WITNESS WHEREOF, the undersigned officer has caused these presents to be signed on behalf of the Company this 7 day of February, 2003.



                                    Northern Illinois Gas Company

                                    By:/s/ Claudia Colalillo
                                    Its: Senior Vice President
                                         Human Resources and Corporate
                                         Communications